As filed with the Securities and Exchange Commission on May 12, 2016

Registration Statement No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARADIGM CORPORATION

(Exact name of registrant as specified in its charter)

California	2834	94-3133088
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3929 Point Eden Way

Hayward, CA 94545

(510) 265-9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Igor Gonda

President and Chief Executive Officer

3929 Point Eden Way

Hayward, CA 94545

(510) 265-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jon Layman, Esq.

Hogan Lovells US LLP

3 Embarcadero Center

San Francisco, CA 94111

(415) 374-2300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
9.0% Convertible Senior Notes due 2021	$23,000,000	100%	$23,000,000 (1)	$2,317
Warrants to Purchase Common Stock, no par value	263,436	(3)	(3)	(3)
Common Stock, no par value	5,231,039(4)	N/A	$1,372,502 (2)	$139 (2)

(1)	Equals the aggregate principal amount of the 9.0% Convertible Senior Notes due 2021, or the Notes.
(2)	Equals the aggregate amount of consideration we would receive upon exercise of all 263,436 shares of Common Stock issuable upon exercise of the warrants to purchase shares of common stock at an exercise price of $5.21, or the Warrants. Pursuant to Rule 457(i) of the Securities Act, there is no additional filing fee payable with respect to the shares of common stock issuable upon conversion of the Notes because no additional consideration will be received in connection with the exercise of the conversion privilege
(3)	Pursuant to Rule 457(i) of the Securities Act, no separate fee is recorded for the Warrants and the entire fee is allocated to the underlying common stock.
(4)	Represents 4,967,603 shares of our Common Stock that are issuable upon conversion of the Notes at a maximum conversion rate of 215.9827 shares per $1,000.00 principal amount of the Notes, including the maximum number of shares issuable as a make whole payment under certain circumstances in connection with a fundamental change, and the 263,436 shares of Common Stock issuable upon exercise of the included Warrants. Pursuant to Rule 416, under the Securities Act of 1933, as amended, this registration statement also covers such indeterminate number of additional shares of common stock that become issuable by reason of any stock dividend, stock split or other similar transactions.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the selling securityholders are not soliciting offers to buy these securities in any state where the offer or sale of these securities is not permitted.

Subject to Completion, Dated May 12, 2016

PROSPECTUS

$23,000,000 Aggregate Principal Amount of 9.0% Convertible Senior Notes due 2021

Warrants

Common Stock Issuable upon Conversion of the Notes and Exercise of the Warrants

On April 21, 2016, we entered into a securities purchase agreement, or the Purchase Agreement, in connection with the private placement sale of $23,000,000 in aggregate principal amount of our 9.0% Convertible Senior Notes due 2021, which we refer to as the Notes, and related warrants to purchase 263,436 shares of our common stock, which we refer to as the Warrants. On April 25, 2016, we completed a first closing whereby $20,000,000 of the Notes and Warrants to purchase 4,319 shares of our common stock were issued. A condition to the second closing of the remaining $3,000,000 of the Notes and the Warrants to purchase 259,117 shares of our common stock under the Purchase Agreement is the effectiveness of the registration statement of which this prospectus is a part. We anticipate this second closing to occur as soon as practicable after this registration statement is declared effective by the Securities and Exchange Commission, or SEC.

The Notes will mature on May 1, 2021 and bear interest at a fixed rate of 9.0% per annum, payable semiannually in arrears on May 1 and November 1 of each year. Holders may convert their Notes at their option at any time prior to the close of business on the second business day immediately preceding the maturity date into shares of our common stock initially at a conversion rate of 191.9386 shares of common stock per $1,000.00 principal amount of the Notes (equivalent to a conversion price of $5.21 per share of common stock), subject to adjustment, as described herein. On or after December 1, 2017, we may redeem all or any portion of the Notes at a redemption price of 100% of the principal amount of the Notes plus accrued and unpaid interest, if the last reported sale price of our common stock equals or exceeds 200% of the conversion price for at least 20 trading days (whether or not consecutive) in any period of 30 consecutive trading days. Holders may require us to repurchase the Notes upon the occurrence of certain designated events at a repurchase price of 100% of the principal amount of the Notes, plus accrued and unpaid interest.

The Warrants are exercisable at $5.21 per share of common stock for five years following the date of issuance of the Warrants, with the exercise price subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events, or upon any distributions of assets, including cash, stock or other property to our shareholders. The Warrants are exercisable commencing on the later of six months after the date of issuance of the Warrants and the date of the public release of top line data related to the conclusion of ORBIT-3 and ORBIT-4 Phase 3 pivotal clinical trials for our investigational product Pulmaquin® inhaled ciprofloxacin. If, at any time from and after the date that is six months following the date of issuance of the Warrants, the daily volume-weighted average price of the shares of our common stock for each of ten consecutive trading days exceeds 150% of the exercise price, we will have the right to call all or a portion of the Warrants for redemption upon 20 business days prior notice to the holders, at a redemption price of $0.01 per share issuable upon exercise of a Warrant.

Holders of the Notes, the Warrants or the shares of our common stock issuable upon conversion of the Notes or exercise of the Warrants may offer the Notes, the Warrants or the common stock for sale at any time at market prices prevailing at the time of sale or at privately negotiated prices. The selling securityholders may sell the Notes, the Warrants or the common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. See “Plan of Distribution.”

This prospectus will be used by selling securityholders to resell their Notes, their Warrants, and their common stock issuable upon conversion of the Notes or exercise of the Warrants. We will not receive any proceeds from the sale of the Notes, the Warrants or the shares of common stock issuable upon conversion of the Notes or exercise of the Warrants by any of the selling securityholders.

The Notes and the Warrants are not listed on any security exchange. Our common stock is listed on The NASDAQ Capital Market under the trading symbol “ARDM.” On May 11, 2016, the last reported sale price of our common stock was $4.52 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page 8 of this prospectus and the risks and uncertainties described in our most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties relating to an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated                 , 2016.

We have not, and the selling securityholders have not, authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or in any supplement to this prospectus or free writing prospectus, and neither we nor the selling securityholders take any responsibility for any other information that others may give you. This prospectus is not an offer to sell, nor is it a solicitation of an offer to buy, the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than the date on the front cover of those documents, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus provides you with a general description of the securities the selling securityholders may offer. From time to time, we may provide a prospectus supplement containing specific information about the terms of a particular offering by a selling securityholder. The prospectus supplement may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement. Each time the selling securityholders offer Notes, Warrants or common stock under this prospectus, they will provide a copy of this prospectus and, if applicable, a copy of a prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Unless the context otherwise requires, the terms “we,” “us,” “our,” “Aradigm,” and “the Company” refer to Aradigm Corporation, a California corporation, and its subsidiaries, unless the context otherwise requires. This document includes trade names and trademarks of other companies. All such trade names and trademarks appearing in this document are the property of their respective holders.

i

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus and any applicable prospectus supplement contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements include all statements that are not historical facts and can be identified by the words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect,” and similar expressions that convey uncertainty of future events or outcomes.

These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described and incorporated by reference under the heading “Risk Factors” and elsewhere in this prospectus, any applicable prospectus supplement, in any free writing prospectus we may authorize for use in connection with a specific offering and in our most recent annual report on Form 10-K, as updated by our annual, quarterly and other reports and documents that are incorporated by reference into this prospectus. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the forward-looking events and circumstances discussed in this prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus and any applicable prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations, except as required by law.

You should read this prospectus and any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus we have authorized for use in connection with a specific offering, completely and with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

SUMMARY

This summary highlights selected information about us, this offering and selected information appearing elsewhere in this prospectus and in the documents we incorporate by reference herein. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. You should read this entire prospectus carefully, including information set forth under the heading “Risk Factors” and our financial statements and the related notes included or incorporated by reference in this prospectus.

Aradigm Overview

We are an emerging specialty pharmaceutical company focused on the development and commercialization of products for the treatment and prevention of severe respiratory diseases. Over the last decade, we invested a large amount of capital to develop drug delivery technologies, particularly the development of a significant amount of expertise in respiratory (pulmonary) drug delivery as incorporated in our lead product candidate currently in Phase 3 clinical trials, Pulmaquin ® inhaled ciprofloxacin. We also invested considerable effort into the generation of a large volume of laboratory and clinical data demonstrating the performance of our AERx ® pulmonary drug delivery platform and other proprietary technologies. The key asset we have focused our efforts on in recent years is our inhaled ciprofloxacin formulations. We have not been profitable since inception and expect to incur additional operating losses over at least the foreseeable future as we continue product development efforts, clinical trial activities, animal toxicology and safety testing and contract manufacturing efforts. To date, we have not had any significant product sales and do not anticipate receiving revenues from the sale of any of our products in the near term. As of December 31, 2015, we had an accumulated deficit of $405.5 million. Historically, we have funded our operations primarily through public offerings and private placements of our capital stock, license fees, development expense reimbursements, borrowings, milestone payments from collaborators, the milestone and royalty payments associated with the sale of assets to Zogenix, proceeds from our June 2011 royalty financing transaction and interest earned on cash equivalents and short-term investments.

Our business has focused on opportunities in the development of drugs for the treatment of severe respiratory disease that could be developed by us and commercialized in the United States and/or another significant territory such as the European Union, or EU. With the exception of our inhaled ciprofloxacin program which is partnered for non-biodefense indications with Grifols, S.A., or Grifols, our longer term strategy is to commercialize our respiratory product candidates with our own focused marketing and sales force addressing pulmonary specialty doctors in the United States and/or in the EU, where we believe that a proprietary sales force will enhance the return to our shareholders. Where our products can benefit a different population of patients in the United States or in other countries, such as with our biodefense products, we may enter into co-development, co-promotion or other marketing arrangements with collaborators, thereby reducing costs and increasing revenues through license fees, milestone payments and royalties. In selecting our proprietary development programs, we primarily seek drugs approved by the United States Food and Drug Administration, or the FDA, that can be reformulated for both existing and new indications in respiratory disease. Our intent is to use our pulmonary delivery methods and formulations to improve their safety, efficacy and convenience of administration to patients. We believe that this strategy will allow us to reduce cost, development time and risk of failure, when compared to the discovery and development of new chemical entities.

Our lead development candidates are proprietary formulations of the potent antibiotic ciprofloxacin (Pulmaquin (ARD-3150) and Lipoquin® (ARD-3100)) that are delivered by inhalation for the management of infections associated with severe respiratory diseases such as non-cystic fibrosis bronchiectasis, or BE, and cystic fibrosis, or CF; these product candidates are also tested in potential bioterrorism infections. The formulations differ in the proportion of rapidly available and slow release ciprofloxacin. Pulmaquin is a combination of the slow release liposomal formulation, Lipoquin, mixed with a small amount of unencapsulated ciprofloxacin dissolved in an aqueous medium. We received orphan drug designations for Lipoquin for both of these indications in the United States and for CF in the EU. We requested orphan drug designation from the FDA for Pulmaquin for the management of BE and we were granted orphan drug designation for ciprofloxacin for inhalation for this indication. We may seek orphan drug designation for other eligible product candidates we develop. The FDA designated Pulmaquin as a Qualified Infectious Disease Product for treatment of non-cystic fibrosis bronchiectasis patients with chronic lung infections with Pseudomonas aeruginosa. We are currently conducting Phase 3 clinical trials with Pulmaquin in BE. We have reported the results of one successful Phase 2b trial with Lipoquin and one successful Phase 2b trial with Pulmaquin in BE. We previously conducted one successful Phase 2a trial with Lipoquin in CF and one successful Phase 2a trial with Lipoquin in BE.

In August 2013, we closed the transaction announced in May 2013 in which we entered into a License and Collaboration Agreement, or the License Agreement, with Grifols under which we licensed to Grifols on an exclusive, world-wide basis, our inhaled liposomal ciprofloxacin product candidates for the indication of non-cystic fibrosis BE and other indications as more fully described in the notes to the consolidated financial statements included in our Annual Report on Form 10-K and incorporated herein by reference. In connection with our August 2013 private placement we also entered into a Governance Agreement, or the Governance Agreement, which sets forth certain rights and obligations of us and Grifols concerning, among other things, certain corporate governance matters, certain limitations on future acquisitions of shares of common stock by Grifols, and certain rights by Grifols to maintain a target level of ownership in us, as more fully described in the notes to the consolidated financial statements included in our Annual Report on Form 10-K and incorporated herein by reference.

Pulmonary delivery by inhalation is an effective, widely used and well accepted method of administration of a variety of drugs for the treatment of respiratory and other diseases. Compared to other routes of administration, inhalation provides local delivery of the drug to the respiratory tract which offers a number of potential advantages, including rapid onset of action, less drug required to achieve the desired therapeutic effect, and reduced side effects because the rest of the body has lower exposure to the drug. We believe that there still are significant unmet medical needs in the respiratory disease market, both to replace existing therapies that demonstrate reduced efficacy or increased side effects over prolonged use in patients, as well as to provide novel treatments to patient populations and for disease conditions that are inadequately treated.

In addition to its use in the treatment of respiratory diseases, there is also an increasing awareness of the value of the inhalation route of delivery to administer drugs via the lung for the systemic treatment of disease elsewhere in the body. For many drugs, the large and highly absorptive area of the lung enables bioavailability and fast absorption as a result of pulmonary delivery than could otherwise only be obtained by injection. We believe particular opportunities exist for the use of our pulmonary delivery technology for the delivery of biologics, including proteins, antibodies and peptides that today must be delivered by injection, as well as small molecule drugs, where rapid absorption is desirable. While we are currently focused on our Phase 3 Pulmaquin clinical trial program, we intend to pursue selected opportunities for systemic delivery via inhalation by seeking collaborations, government grants and other types of non-dilutive financing that will fund development and commercialization.

We believe that our proprietary formulation and delivery technologies and our experience in the development and management of pulmonary clinical programs uniquely position us to benefit from opportunities in the respiratory disease market as well as other disease markets that would benefit from the efficient, non-invasive inhalation delivery of drugs.

We were incorporated in California in 1991. Our principal executive offices are located at 3929 Point Eden Way, Hayward, California 94545, and our main telephone number is (510) 265-9000. Investors can obtain access to our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and

all amendments to these reports, free of charge, on our website at http://www.aradigm.com as soon as reasonably practicable after such filings are electronically filed with the SEC. Information contained on our website is not part of this prospectus or of our other filings with the SEC. The public may read and copy any material we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.W., Washington, D.C., 20549. The public may obtain information on the operations of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site, http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

For additional information as to our business, properties and financial condition, please refer to the documents cited in “Where You Can Find More Information.”

The Offering

Issuer	Aradigm Corporation, a California corporation.

Notes	$23,000,000 aggregate principal amount of $9.0% Convertible Senior Notes due 2021.

Maturity date	May 1, 2021, unless earlier converted or repurchased.

Offering price	100% plus accrued interest, if any, from November 1, 2016.

Interest	9.0% per year, payable semi-annually in arrears in equal installments on May 1 and November 1 of each year, commencing on November 1, 2016. In addition to the stated interest on the notes, we may be required to pay additional interest on the notes as described under “Description of Notes—Additional Interest” and “Description of Notes—Events of Default.”

Ranking	The Notes are our senior unsecured obligations and will rank:

•	senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the Notes;

•	equal in right of payment to any of our indebtedness that is not so subordinated;

•	effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries.

As of April 21, 2016, we and our subsidiaries had no consolidated indebtedness. After giving effect to the issuance of the Notes and the use of proceeds therefrom, our total consolidated indebtedness would have been $23,000,000.

Conversion rights

Unless previously redeemed, or repurchased and cancelled, each Note is convertible into shares at the option of the Noteholder at any time up to close of business on the second business day immediately prior to May 1, 2021, except in no event shall the aggregate number of shares issued to investors at any time exceed 19.99% of the total number of shares outstanding on April 21, 2016 until we obtain shareholder approval for the issuance of more than 19.99% of the total number of shares pursuant to NASDAQ Listing Rule 5635(d). We will use our reasonable best efforts to obtain such shareholder approval. The conversion rate of the Notes is subject to customary adjustments, including for stock splits, stock dividends, recapitalizations, reclassifications, subdivisions or distributions payable in securities or assets of Aradigm or any other person. In addition, following certain corporate events that occur prior to May 1, 2021, Aradigm will increase the conversion rate for a noteholder who elects to convert its Notes in connection with such corporate event in certain circumstances as described below under “Description of Notes—Increase in Conversion Rate Upon Conversion Upon a Make-Whole Fundamental Change.”

Fundamental change	If we undergo a “fundamental change” (defined in a customary manner for convertible notes to include a change of control, delisting or shareholder approval of dissolution and subject to exclusions for mergers in which our shareholders receive consideration consisting of at least 90% of publicly traded stock listed on the NASDAQ Global Market, NASDAQ Global Select Market, NASDAQ Capital Market and New York Stock Exchange), subject to certain conditions, the Holders may require us to repurchase for cash all or any portion of their Notes in principal amounts of $1,000 or an integral multiple thereof. The fundamental change repurchase price is equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

Optional redemption	We may not redeem the Notes prior to December 1, 2017. We may redeem for cash all or any portion of the Notes, at our option, on or after December 1, 2017, if the last reported sale price of our common stock is equal to or greater than 200% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending within the five trading days immediately preceding the date on which we provide notice of redemption, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No “sinking fund” is provided for the Notes, which means that we are not required to redeem or retire the Notes periodically.

Warrants	Warrants to purchase 263,436 shares of our common stock.

Exercise price	The exercise price per share of common stock purchasable upon exercise of the Warrants is $5.21 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the shares and also upon any distributions of assets, including cash, stock or other property to our shareholders.

Expiration date	April 25, 2021.

Exercisability	The Warrants are exercisable commencing on the later of six months after the date of issuance of the Warrants and the date of the public release of top line data (primary efficacy endpoint) related to the conclusion of ORBIT-3 and ORBIT-4 Phase 3 pivotal clinical trials for Pulmaquin. The Warrants are exercisable solely by payment of the exercise price in cash.

Common stock	4,967,603 shares of our common stock that are issuable upon conversion of the Notes at a maximum conversion rate of 215.9827 shares per $1,000.00 principal amount of the Notes, including the maximum number of shares issuable as a make whole payment under certain circumstances in connection with a fundamental change, and the 263,436 shares of common stock issuable upon exercise of the included Warrants. Pursuant to Rule 416, under the Securities Act, this registration statement also covers such indeterminate number of additional shares of common stock that become issuable by reason of any stock dividend, stock split or other similar transactions.

Common stock outstanding	14,927,351 shares (as of April 21, 2016).

Use of proceeds	The selling securityholders will receive all of the proceeds from the sale of the Notes, the Warrants and the shares of common stock offered for sale under this prospectus. We will not receive proceeds from the sale of the shares by the selling securityholder.

NASDAQ Capital Market symbol	“ARDM.”

Risk factors	See “Risk Factors” beginning on page 8 of this prospectus and the other information included in, or incorporated by reference into, this prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

The number of shares of common stock outstanding excludes 994,472 shares of our common stock issuable upon the exercise of stock options outstanding as of April 21, 2016 at a weighted-average exercise price of $10.82 per share; 39,395 shares of common stock reserved for future issuance under our 2015 Equity Incentive Plan; 10,306 shares of common stock reserved for future issuance upon vesting of restricted stock units granted under our 2015 Equity Incentive Plan; 114,293 shares of common stock reserved for future issuance under our Employee Stock Purchase Plan; 5,231,039 shares of common stock reserved for issuance upon the exercise of the Warrants and the conversion of the Notes; and 71,022 shares of common stock reserved for issuance upon the exercise of outstanding warrants issued in 2011 that expire on December 31, 2016.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below and the risks set forth in the “Risk Factors” section of our most recent Annual Report on Form 10-K filed with the SEC, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since our most recent Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus. You should also carefully consider the other information included or incorporated by reference in this prospectus before making an investment decision. Our business, financial condition, results of operations and cash flows could be materially adversely affected by any of these risks. The market or trading price of our common stock could decline due to any of these risks. In addition, please read “Disclosure Regarding Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

We expect that the trading price of the Notes and the Warrants will be significantly affected by the market price of our common stock, the general level of interest rates and our credit quality, each of which may be volatile.

The market price of our common stock, as well as the general level of interest rates and our credit quality, will likely significantly affect the trading price of the Notes and the Warrants. Each may be volatile and could fluctuate in a way that adversely affects the trading price of the Notes, the Warrants and our stock.

We cannot predict whether the market price of our common stock will rise or fall. The market price of our common stock will be influenced by a number of factors, including general market conditions, our operating results, leverage, ability to raise additional capital, and successful completion of the development of our product candidates. The market price of our common stock also could be affected by possible sales of common stock by investors who view the Notes and the Warrants as attractive means of equity participation in us and by hedging or arbitrage activity involving our common stock that may develop as a result of the issuance of the Notes and the Warrants. The hedging or arbitrage activity could, in turn, affect the trading prices of the Notes and the Warrants.

We also cannot predict whether interest rates will rise or fall. During the term of the Notes, interest rates will be influenced by a number of factors, most of which are beyond our control. However, if interest rates increase, the trading price of the Notes may decrease, and if interest rates decrease, the trading price of the Notes may increase.

Servicing the Notes requires a significant amount of cash.

Our ability to service the Notes depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not generate cash flow from operations in the future sufficient to service the Notes and other fixed charges, fund working capital needs and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring our indebtedness or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

An active trading market may never develop for the Notes and the Warrants.

There has been no trading market for the Notes and the Warrants, and we do not intend to apply to list the Notes or the Warrants on any securities exchange or to have them quoted on any automated dealer quotation system.

In addition, the liquidity of the trading market in the Notes and the Warrants, and the trading price of the Notes and the Warrants, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the Notes and the Warrants. If an active trading market does not develop or is not maintained, the trading price and the liquidity of the Notes and of the Warrants may be adversely affected. In that case, you may not be able to sell your Notes and your Warrants at a particular time, if at all, or you may not be able to sell your Notes or your Warrants at a favorable price.

Certain provisions in the indenture governing the Notes could delay or prevent an otherwise beneficial takeover or takeover attempt of us.

Certain provisions in the Notes and the indenture could make it more difficult or more expensive for a third party to acquire us. For example, if a takeover would constitute a fundamental change, holders of the Notes have the right to require us to repurchase their Notes in cash. In addition, if a takeover constitutes a make-whole fundamental change, we may be required to increase the conversion rate for holders who convert their Notes in connection with such takeover. In either case, and in other cases, our obligations under the Notes and the indenture could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management.

Grifols owns a significant portion of the Notes and will be able to exert control over certain amendments or waivers relating to the notes or the indenture.

Grifols purchased $19,950,000 of the Notes. Accordingly, Grifols currently owns approximately 86.7% of the outstanding Notes. Subject to certain exceptions, the Indenture and the Notes may be modified or amended, and past defaults under the indenture may be waived, with the consent of the holders of at least a majority of the aggregate principal amount of the Notes then outstanding. Because Grifols currently own a majority of the outstanding Notes, it will be able to exert control over the outcome of any consents that we may solicit in connection with any indenture amendments or waivers. Grifols may have interests that differ, or, in some cases, conflict with, your interests as holders of Notes. Accordingly, Grifols may exercise this control in a manner with which you may disagree or that may be detrimental to you. Furthermore, even though the Indenture provides that certain provisions of the Indenture may not be amended, and certain defaults may not be waived, without the consent of each affected holder, the influence that Grifols may exercise over other amendments or waivers may significantly and adversely affect your rights as a holder of Notes. See “Description of Notes—Modification and Amendment.”

You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the Notes, even though you do not receive a corresponding cash distribution.

The conversion rate of the Notes is subject to adjustment in certain circumstances, including share splits and combinations, the issuance of shares of common stock as dividends, the payment of cash dividends and certain other actions by us. See “Description of Notes—Conversion Rights—Conversion Rate Adjustments.” If the conversion rate is adjusted as a result of a distribution that is taxable to our common shareholders, such as certain cash dividends, you may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a make-whole fundamental change occurs prior to the maturity date of the Notes, under some circumstances, we will increase the conversion rate for the Notes converted in connection with the make-whole fundamental change. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See “Certain U.S. Federal Income Tax Considerations.” If you are a non-U.S. holder (as defined in “Certain U.S. Federal Income Tax Considerations”), any deemed dividend would be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty. In certain circumstances, if you are a U.S. holder (as defined in “Certain U.S. Federal Income Tax Considerations”) or a non-U.S. holder, deemed dividends may be subject to back-up withholding tax at a 28% rate or withholding tax at a 30% rate under the Foreign Account Tax Compliance Act. Any of the foregoing withholding taxes may be withheld from interest and payments upon conversion or maturity of the Notes or, if the withholding tax is paid on behalf of you by us or another withholding agent, may be set off against payments of cash on the Notes or shares of common stock payable on the Notes, if any, or sales proceeds subsequently paid or credited to you. See “Certain U.S. Federal Income Tax Considerations.”

Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

Our disclosure controls and procedures are designed to reasonably assure that information required to be disclosed by us in reports we file or submit under the Exchange Act is accumulated and communicated to management, recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures or internal controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.

These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements or insufficient disclosures or untimely disclosures due to error or fraud may occur and not be detected.

USE OF PROCEEDS

All of the Notes, the Warrants and the shares of our common stock issuable upon conversion of the Notes or upon exercise of the Warrants are being sold by the selling securityholders or by their pledgees, donees, transferees or other successors in interest. We will not receive any proceeds from the sale by the selling securityholders of the Notes, the Warrants or the shares of our common stock issuable upon conversion of the Notes or upon exercise of the Warrants.

DESCRIPTION OF NOTES

We have issued the Notes under an Indenture dated as of April 25, 2016, or the Indenture, between us and U.S. Bank National Association, as Trustee.

The following description is a summary of the material provisions of the Notes, the Indenture and the Escrow Agreement (as define d below) and does not purport to be complete. This summary is subject to and is qualified by reference to all of the provisions of the Notes, the Indenture and the Escrow Agreement, including the definitions of certain terms used in the Indenture and the Escrow Agreement. We urge you to read these documents because they, and not this description, define your rights as a Holder of the Notes. You can find the definitions of certain terms used in this description under “—Definitions.”

For purposes of this description, references to “we,” “our” and “us” refer only to Aradigm Corporation and not to its current or future subsidiaries.

You may request a copy of the Indenture from us as described under “Where You Can Find More Information.”

General

The Notes:

•	are our general unsecured, senior obligations;

•	initially are limited to an aggregate principal amount of $23,000,000;

•	bear cash interest from April 25, 2016 at an annual rate of 9.0% payable semiannually on May 1 and November 1 of each year, beginning on November 1, 2016;

•	are redeemable at our option on or after December 1, 2017, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during the 30 consecutive trading day period ending within three trading days prior to the date we deliver written notice of the redemption is greater than or equal to 200% of the conversion price on each applicable trading day;

•	are subject to repurchase by us at the option of the Holders following a fundamental change (as defined below under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes”) occurring at any time at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the relevant fundamental change repurchase date;

•	will mature on May 1, 2021, unless earlier converted or repurchased in accordance with their terms;

•	are issued in denominations of $1,000 and multiples of $1,000; and

•	are represented by Notes in physical certificated form, but may in certain circumstances be represented by Notes in global form. See “Book-Entry, Settlement and Clearance.”

Subject to satisfaction of certain conditions, the Notes may be converted at an initial conversion rate of 191.9368 shares of common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $5.21 per share of common stock). The conversion rate is subject to adjustment if certain events occur.

Certain of our existing shareholders purchased Notes and/or Warrants offered hereby. We refer to any such investors that are affiliates of ours under U.S. securities laws as “affiliated investors,” and the Notes and related warrants purchased by such affiliated investors, as the “affiliate notes” and “affiliate warrants” respectively. The affiliate Notes will be issued in definitive form.

Upon conversion of a Note, we will deliver shares of our common stock, together with a cash payment in lieu of delivering any fractional share, as described under “—Conversion Rights—Settlement upon Conversion.”

Notwithstanding any provision to the contrary, unless and until we obtain Shareholder Approval, upon conversion of the Notes, (x) the number of shares of our common stock a Holder would receive with respect to each $1,000 principal amount of Notes upon conversion will be subject to a Conversion Share Cap and (y) we shall pay cash in lieu of any shares of our common stock that would otherwise be deliverable in excess of the Conversion Share Cap, as described under “—Conversion Rights—Settlement upon Conversion.”

You will not receive any separate cash payment for interest, if any, accrued and unpaid to the conversion date except under the limited circumstances described below.

The Indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the Indenture or otherwise. The Indenture does not contain any financial covenants and does not restrict us from paying dividends or issuing or repurchasing our other securities. Other than restrictions described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” and “—Consolidation, Merger or Sale of Assets” below and except for the provisions set forth under “—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change,” the Indenture does not contain any covenants or other provisions designed to afford Holders of the Notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction, or similar restructuring involving us that could adversely affect such Holders.

We may, without the consent of the Holders, reopen the Indenture for the Notes and issue additional Notes under the Indenture with the same terms as the Notes offered hereby (other than differences in the issue date, issue price and interest accrued prior to the issue date of such additional Notes) in an unlimited aggregate principal amount; provided that we place a sufficient portion of the proceeds of such additional Notes in the escrow account as described under “—Interest Escrow” to fund any interest payments on or before May 1, 2017 for such additional Notes and if any such additional Notes are not fungible with the Notes initially offered hereby for U.S. federal income tax or securities law purposes, such additional Notes will have one or more separate CUSIP numbers.

We do not intend to list the Notes on any securities exchange or any automated dealer quotation system. Except to the extent the context otherwise requires, we use the term “Notes” in this prospectus to refer to each $1,000 principal amount of Notes. We use the term “common stock” in this “Description of Notes” to refer to our common stock, no par value. We and the Trustee will treat the person in whose name the Notes are registered (Cede & Co., in the case of Notes held through DTC) as the owner of such Notes for all purposes. References herein to the “close of business” refer to 5:00 P.M., New York City time, and to the “open of business” refer to 9:00 A.M., New York City time.

Purchase and Cancellation

We will cause all Notes surrendered for payment, repurchase (including as described below), registration of transfer or exchange or conversion, if surrendered to any person other than the Trustee (including any of our agents, subsidiaries or affiliates), to be delivered to the Trustee for cancellation. All Notes delivered to the Trustee shall be cancelled promptly by the Trustee. No Notes shall be authenticated in exchange for any Notes cancelled as provided in the Indenture.

We may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to us), repurchase Notes in the open market or otherwise, whether by us or our subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. We will cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation, and they will no longer be considered “outstanding” under the Indenture upon their repurchase.

Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange

We will pay, or cause the paying agent to pay, the principal of, and interest on, Notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered Holder of such global note.

We will pay, or cause the paying agent to pay, the principal of any certificated Notes at the office or agency designated by us for that purpose. We have initially designated the Trustee as our paying agent and registrar and its agency in New York, New York as a place where Notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the Holders of the Notes, and we may act as paying agent or registrar. Interest on certificated Notes will be payable by wire transfer in immediately available funds to that Holder’s account within the United States.

A Holder of Notes may transfer or exchange Notes at the office of the registrar in accordance with the Indenture. The registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the Trustee or the registrar for any registration of transfer or exchange of Notes, but we, the Trustee or the registrar may require a Holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the Indenture. You may not sell or otherwise transfer Notes or any common stock issuable upon conversion of Notes except in compliance with applicable law and the provisions in the Indenture. We are not required, and the Trustee and the registrar will not be required, to transfer or exchange any Note surrendered for conversion or required repurchase upon a fundamental change.

The registered Holder of a Note on the books of the registrar will be treated as its owner for all purposes.

Interest

The Notes will bear cash interest at a rate of 9.0% per year. Interest on the Notes will accrue from April 25, 2016 or from the most recent date on which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on May 1 and November 1 of each year, each an interest payment date, beginning on November 1, 2016.

Interest will be paid to the person in whose name a Note is registered at the close of business on April 15 or October 15, as the case may be, immediately preceding the relevant interest payment date, each, a regular record date. Interest on the Notes will be computed on the basis of a 360-day year composed of twelve 30-day months, and, for partial months, on the basis of the number of days actually elapsed in a 30-day month. We shall pay cash amounts in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.

If any interest payment date, the maturity date, or any earlier required fundamental change repurchase date of a Note falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day and no interest on such payment will accrue in respect of the delay.

Unless the context otherwise requires, all references to interest in this “Description of the Notes” include additional interest, if any, payable as described under “—Additional Interest” and at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “—Events of Default.”

Ranking

The Notes will be our general unsecured obligations that rank senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the Notes. The Notes will rank equal in right of payment with any of our indebtedness that is not so subordinated. The Notes will effectively rank junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the Notes only after all indebtedness under such secured debt has been repaid in full from such assets. The Notes will rank structurally junior to all indebtedness and other liabilities (including trade payables) of any of our subsidiaries. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the Notes then outstanding.

As of March 31, 2016, we had no indebtedness for borrowed money and no noncurrent liabilities. After giving effect to the issuance of the Notes, our total indebtedness for borrowed money and other noncurrent liabilities as of April 25, 2016 would have been $23.0 million. The ability of any of our future subsidiaries, if any, to pay dividends and make other payments to us may be restricted by, among other things, our future debt instruments, applicable corporate and other laws and regulations as well as agreements to which our future subsidiaries, if any, may become a party. We may not be able to pay cash for the fundamental change repurchase price if a Holder requires us to repurchase Notes upon a fundamental change as described below. See “Risk Factors—Risks Related to the Notes—We may not have the ability to raise the funds necessary to repurchase the Notes upon a fundamental change or to repay the Notes upon maturity, and our future debt may contain limitations on our ability to repurchase the Notes.”

Interest Escrow

We have entered into an escrow agreement, or the Escrow Agreement, with U.S. Bank National Association, as escrow agent. Pursuant to the terms of the Indenture and the Escrow Agreement, we have deposited an amount in U.S. Dollars sufficient to pay the aggregate amount of interest to be paid on the Notes (excluding Additional Interest, if any) on the first two scheduled interest payment dates. The Escrow Agreement will be terminated after the first two scheduled interest payments have been made.

Optional Redemption

Prior to December 1, 2017, the Notes are not redeemable. On or after December 1, 2017, we may from time to time redeem for cash all or any portion of the Notes, at our option, if the last reported sale price of the common stock for at least 20 Trading Days (whether or not consecutive) during the 30 consecutive Trading Day Period ending within five Trading Days prior to the date the Company delivers the Notice of Redemption is greater than or equal to 200% of the Conversion Price on each applicable Trading Day.

In the case of any redemption, we will provide not less than 30 nor more than 60 days’ written notice before the redemption date by mail or electronic delivery to the Trustee, the paying agent (if other than the Trustee) and each Holder. The Redemption Price will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date (unless the Redemption Date occurs after a regular record date but on or prior to the immediately succeeding interest payment date, in which case we shall pay the full amount of accrued and unpaid interest due on such interest payment date to the Holder of record as of the close of business on the regular record date corresponding to such interest payment date, and the Redemption Price payable to the Holder who presents a Note for redemption shall be equal to 100% of the principal amount of the Notes to be redeemed). The redemption date must be a Business Day.

The “last reported sale price” of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that date as reported in composite transactions for the Relevant Market. If our common stock is not listed for trading on a Relevant Market on the relevant date, the “last reported sale price” will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If our common stock is not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and last ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose. Any such determination will be conclusive absent manifest error.

No Notes may be redeemed if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the redemption date (except in the case of an acceleration resulting from a default by us in the payment of the Redemption Price with respect to such Notes).

No “sinking fund” is provided for the Notes, which means that we are not required to redeem or retire the Notes periodically.

Conversion Rights

General

Holders may convert all or any portion of their Notes at their option at any time prior to the close of business on the second Business Day immediately preceding the maturity date.

The conversion rate for the Notes will initially be 191.9386 shares of common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $5.21 per share of common stock). Upon conversion of a Note, we will satisfy our conversion obligation by delivering shares of our common stock, together with a cash payment in lieu of delivering any fractional share, as set forth below under “—Settlement upon Conversion.”; provided, however, that unless and until we obtain Shareholder Approval, upon conversion of the Notes (x) the number of shares of common stock a Holder will receive with respect to each $1,000 principal amount of Notes upon conversion will be subject to the Conversion Share Cap and (y) we shall pay cash in lieu of any shares of common stock that would otherwise be deliverable in excess of the Conversion Share Cap as described below. The Trustee will initially act as the conversion agent.

Notwithstanding anything else herein to the contrary, so long as the Conversion Share Cap applies, upon conversion of any Note, we will deliver in respect of each $1,000 principal amount of Notes being converted, shares of our common stock equal to the sum of the Daily Settlement Amounts for each of the five consecutive Trading Days during the relevant Observation Period; provided, however, that in the event that the Daily Settlement Amount for any Trading Day during the Observation Period exceeds the Conversion Share Cap, in lieu of delivering such excess in shares of our common stock, we will pay cash in an amount equal to the product of such excess and the Daily VWAP of the common stock for such Trading Day. The Aggregate Share Cap will not be adjusted for any increase in the applicable Conversion Rate (except in the case of a share split or share combination of the common stock in accordance with clause (1) under “—Conversion Rate Adjustments” ). The Conversion Share Cap and the Aggregate Share Cap will apply until we have obtained the Shareholder Approval.

A Holder may convert fewer than all of such Holder’s Notes so long as the Notes converted are a multiple of $1,000 principal amount.

If a Holder of Notes has submitted Notes for purchase upon a fundamental change, the Holder may convert those Notes only if that Holder first withdraws its fundamental change purchase notice.

Upon conversion, you will not receive any separate cash payment for accrued and unpaid interest, if any, except as described below. We will not issue fractional shares of our common stock upon conversion of Notes. Instead, we will pay cash in lieu of delivering any fractional share as described under “—Settlement upon Conversion.” Our delivery to you of the full number of shares, together with a cash payment for any fractional share, into which a Note is convertible will be deemed to satisfy in full our obligation to pay:

•	the principal amount of the Note; and

•	accrued and unpaid interest, if any, to, but not including, the relevant conversion date.

As a result, accrued and unpaid interest, if any, to, but not including, the relevant conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Prior to Shareholder Approval, and upon a conversion of Notes, accrued and unpaid interest that is deemed to be paid will be deemed to be paid first out of the cash paid upon such conversion.

Notwithstanding the immediately preceding paragraph, if Notes are converted after the close of business on a regular record date, Holders of such Notes at the close of business on such regular record date will receive the full amount of interest payable on such Notes on the corresponding interest payment date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any regular record date to the open of business, on the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided that no such payment need be made:

•	for conversions following the regular record date immediately preceding the maturity date;

•	if we have specified a Redemption Date that is after a regular record date and on or prior to the second Scheduled Trading Day immediately following the date on which the corresponding interest payment is made;

•	if we have specified a fundamental change repurchase date that is after a regular record date and on or prior to the Business Day immediately following the corresponding interest payment date; or

•	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note.

Therefore, for the avoidance of doubt, all record Holders of Notes on the regular record date immediately preceding the maturity date, any Redemption Date described in the bullets in the preceding paragraph and any fundamental change repurchase date described in the bullets in the preceding paragraph will receive the full interest payment due on the maturity date or other applicable interest payment date regardless of whether their Notes have been converted or repurchased, as applicable, following such regular record date.

Conversion Procedures

If you hold a beneficial interest in a global note, to convert you must comply with DTC’s procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled and, if required, pay all transfer or similar taxes, if any.

If you hold a certificated note, to convert you must:

•	complete and manually sign the conversion notice on the back of the Note, or a facsimile of the conversion notice;

•	deliver the conversion notice, which is irrevocable, and the Note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes, if any; and

•	if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

We will pay any documentary, stamp or similar issue or transfer tax on the issuance of the shares of our common stock upon conversion of the Notes, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder will pay the tax.

We refer to the date you comply with the relevant procedures for conversion described above as the “conversion date.”

Each conversion will be deemed to have been effected as to any Notes surrendered for conversion on the conversion date, and the person in whose name the shares of our common stock shall be issuable upon such conversion will become the Holder of record of such shares as of the close of business on such conversion date (if we have obtained Shareholder Approval) or the last Trading Day of the relevant Observation Period (if we have not obtained Shareholder Approval).

If a Holder has already delivered a repurchase notice as described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” with respect to a Note, the Holder may not surrender that Note for conversion until the Holder has withdrawn the repurchase notice in accordance with the relevant provisions of the Indenture. If a Holder submits its Notes for required repurchase, the Holder’s right to withdraw the fundamental change repurchase notice and convert the Notes that are subject to repurchase will terminate at the close of business on the Business Day immediately preceding the relevant fundamental change repurchase date.

Conversion Rate Adjustments

The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if Holders of the Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as Holders of our common stock and solely as a result of holding the Notes, in any of the transactions described below without having to convert their Notes as if they held a number of shares of common stock equal to the conversion rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(1) If we exclusively issue shares of our common stock as a dividend or distribution on the shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	OS1
OS0

where,

CR0 =	the conversion rate in effect immediately prior to the open of business on the ex-dividend date (as defined below) of such dividend or distribution, or immediately prior to the open of business on the effective date (as defined below) of such share split or share combination, as applicable;

CR1 =	the conversion rate in effect immediately after the open of business on such ex-dividend date or such effective date, as applicable;

OS0 =	the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date or such effective date, as applicable; and

OS1 =	the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made by us under this clause (1) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution (regardless of whether the distribution date is scheduled to occur after the Maturity Date), or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend, distribution, share split or share combination of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution or to effect such share split or share combination, to the conversion rate that would then be in effect if such dividend or distribution had not been declared or such share split or share combination had not been announced.

(2) If we issue to all or substantially all Holders of our common stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date of such issuance, the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	OS1 + X
OS0 + Y

where,

CR0 =	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such issuance;

CR1 =	the conversion rate in effect immediately after the open of business on such ex-dividend date for such issuance;

OS0 =	the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date;

X =	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y =	the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the last reported sale prices of our common stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date for the issuance of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the ex-dividend date for such issuance, regardless of whether the issuance date is scheduled to occur after the Maturity Date. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of common stock are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be decreased to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so issued or if such rights, options or warrants are not exercised prior to their expiration, the conversion rate shall be decreased to the conversion rate that would then be in effect if such ex-dividend date for such issuance had not occurred.

For the purpose of this clause (2), in determining whether any rights, options or warrants entitle the Holders to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors or a committee thereof.

(3) If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire shares of our capital stock or other securities, to all or substantially all Holders of our common stock, excluding:

•	dividends, distributions or issuances as to which an increase was effected pursuant to clause (1) or (2) above;

•	dividends or distributions paid exclusively in cash as to which an increase was effected pursuant to clause (4) below;

•	distributions of reference property in exchange for our common stock in a transaction described in “—Recapitalizations, Reclassifications, and Changes of Our Common Stock;”

•	except as otherwise described below, rights issued pursuant to any rights plan of ours then in effect; and

•	spin-offs as to which the provisions set forth below in this clause (3) shall apply;

then the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	SP0
SP0 – FMV

where,

CR0 =	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR1 =	the conversion rate in effect immediately after the open of business on such ex-dividend date;

SP0 =	the average of the last reported sale prices of our common stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the ex-dividend date for such distribution; and

FMV =	the fair market value (as determined by our board of directors or a committee thereof) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of our common stock as of the open of business on the ex-dividend date for such distribution.

Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such distribution had not been declared. If we issue rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then we will not adjust the conversion rate pursuant to the clauses above until the earliest of these triggering events occurs. In addition, in the case of any distribution of rights, options or warrants, to the extent such rights options or warrants expire unexercised the conversion rate shall be immediately readjusted to the conversion rate that would then be in effect had the increase made for the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of our common stock actually delivered upon exercise of such rights, options or warrants.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as Holders of our common stock, without having to convert their Notes, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such Holder would have received if such Holder owned a number of shares of common stock equal to the conversion rate in effect on the record date for the distribution.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a “spin-off,” the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	FMV0 + MP0
MP0

where,

CR0 =	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such spin-off;

CR1 =	the conversion rate in effect immediately after the open of business on the ex-dividend date for such spin-off;

FMV0 =	the average of the last reported sale prices of the capital stock or similar equity interest distributed to Holders of our common stock applicable to one share of our common stock (determined by reference to the definition of last reported sale price set forth under “—Settlement upon Conversion” as if references therein to our common stock were to such capital stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the ex-dividend date of the spin-off, or the valuation period; and

MP0 =	the average of the last reported sale prices of our common stock over the valuation period.

The increase to the conversion rate under the preceding paragraph will be determined by us on the last Trading Day of the valuation period, but shall be given effect at the open of business on the ex-dividend date for such spin-off; provided that in respect of any conversion of Notes during the valuation period, references in the preceding paragraph with respect to 10 consecutive Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the ex-dividend date of such spin-off and the conversion date in determining the conversion rate. If we have not obtained Shareholder Approval and the ex-dividend date for the spin-off is that than 10 consecutive Trading Days prior to, and including, the end of the Observation Period in respect of any conversion of Notes, references in the preceding paragraph to 10 consecutive Trading Days will be deemed to be replaced, solely in respect of that conversion of Notes, with such lesser number of Trading Days as have elapsed from, and including, the ex-dividend date for the spin-off to, and including, the last Trading Day of such Observation Period. If any dividend or distribution that constitutes a spin-off is declared but not so paid or made, the conversion rate shall be immediately decreased, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared or announced.

(4) If we make any cash dividend or distribution to all or substantially all Holders of our common stock (other than upon a consolidation, merger, sale, lease or other disposition resulting in such dividend or distribution becoming the Reference Property), the conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	SP0
SP0 – C

where,

CR0 =	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;

CR1 =	the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;

SP0 =	the last reported sale price of our common stock on the Trading Day immediately preceding the ex- dividend date for such dividend or distribution; and

C =	the amount in cash per share we distribute to all or substantially all Holders of our common stock.

Any increase made under this clause (4) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid or made, the conversion rate shall be decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as Holders of shares of our common stock, without having to convert its Notes, the amount of cash that such Holder would have received if such Holder owned a number of shares of our common stock equal to the conversion rate on the record date for such cash dividend or distribution.

(5) If we or any of our subsidiaries make a payment in respect of a tender or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the average of the last reported sale price of our common stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	AC + (SP1 x OS1)
OS0 x SP1

where,

CR0 =	the conversion rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1 =	the conversion rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC =	the aggregate value of all cash and any other consideration (as determined by our board of directors or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;

OS0 =	the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1 =	the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 =	the average of the last reported sale prices of our common stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the conversion rate under the preceding paragraph will be determined by us at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires, but shall be given effect at the open of business on the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion of Notes prior to Shareholder Approval, if the relevant conversion date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and such conversion date in determining the conversion rate. In addition, if the Trading Day next succeeding the expiration date for such tender or exchange offer is less than 10 Trading Days prior to, and including, the end of the Observation Period (if applicable) in respect of any conversion of Notes, references in this paragraph to 10 consecutive Trading Days will be deemed to be replaced, solely in respect of that conversion of Notes, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the expiration date for such tender or exchange offer to, and including, the last Trading Day of such Observation Period.

If we are obligated to purchase our common stock pursuant to any such tender or exchange offer described in this clause (5) but are permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the applicable conversion rate will be readjusted to be the conversion rate that would be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that have been effected.

Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any ex-dividend date, and a Holder that has converted its Notes on or after the relevant ex-dividend date and on or prior to the related record date would be treated as the record Holder of shares of our common stock as of such conversion date as described under “—Settlement upon Conversion” based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting Holder. Instead, such Holder will be treated as if such Holder were the record owner of the shares of our common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities.

As used in this section, “ex-dividend date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market, and “effective date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

As used in this section, “record date” means, with respect to any dividend, distribution or other transaction or event in which the Holders of our common stock (or other applicable security) have the right to receive any cash, securities or other property or in which our common stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of Holders of our common stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a duly authorized committee thereof, statute, contract or otherwise).

Subject to the applicable listing standards any exchange on which any of our securities are then listed and the Aggregate Share Cap, we are permitted to increase the conversion rate for the Notes by any amount for a period of at least 20 Business Days if our board of directors or a committee thereof determines that such increase would be in our best interest. Subject to the applicable listing standards of any exchange on which any of our securities are then listed, we may also (but are not required to) increase the conversion rate to avoid or diminish income tax to Holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

A Holder may, in some circumstances, including a distribution of cash dividends to Holders of our shares of common stock, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “Certain U.S. Federal Income Tax Considerations.”

We have adopted a shareholder rights plan. To the extent that we have a rights plan in effect upon conversion of the Notes into our common stock, you will receive, in addition to the shares of our common stock received in connection with such conversion, the rights under the rights plan. However, if, prior to any conversion, the rights have separated from the shares of common stock in accordance with the provisions of the applicable rights plan, the conversion rate for the Notes will be adjusted at the time of separation as if we distributed to all or substantially all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

If, in the case of any conversion of a Note prior to Shareholder Approval, on any Trading Day during the Observation Period for such Note, shares of our common stock are deliverable as part of the Daily Settlement Amount for such Trading Day, and

•	the ex-dividend date for any issuance, dividend or distribution, the effective date for any share split or combination or the expiration date for any tender offer or exchange offer that, in each case, would require an adjustment to the conversion rate under clauses (1) through (5) above occurs prior to our delivery of such shares of our common stock to the converting Holder;

•	the applicable conversion rate for such Trading Day will not reflect such adjustment; and

•	the shares of our common stock and/or cash that we will deliver to the converting Holder with respect to such Trading Day are not entitled to participate in the relevant event (because the converting Holder is not treated as the holder of such shares of our common stock on the related ex-dividend date, effective date, expiration date or otherwise), then we shall adjust the number of shares and/or cash that we deliver to such Holder as part of the Daily Settlement Amount for such Trading Day in a manner that our board of directors or a committee thereof determines appropriately reflects the relevant issuance, dividend, distribution, transaction or event.

Notwithstanding any of the foregoing, the conversion rate will not be adjusted:

•	upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•	except as set forth in clauses (2) or (3) above upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the Notes were first issued;

•	upon the repurchase of any shares of our common stock pursuant to an open-market share repurchase program, or other buy-back transaction that is not a tender offer or exchange offer of the nature described under clause (5) above;

•	solely for a change in the par value of our common stock; or

•	for accrued and unpaid interest, if any.

Adjustments to the conversion rate will be calculated to the nearest 1/10,000 of a share.

Recapitalizations, Reclassifications and Changes of Our Common Stock

In the case of:

•	any recapitalization, reclassification, or change of our common stock (other than changes resulting from a subdivision or combination),

•	any consolidation, merger, combination or similar transaction involving us,

•	any sale, lease, or other transfer to a third-party of all or substantially all of consolidated assets of ours and our subsidiaries substantially taken as an entirety or substantially as an entirety, or

•	any statutory share exchange,

in each case, as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then, at and after the effective time of such transaction, the right to convert each $1,000 principal amount of Notes will be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a Holder of a number of shares of common stock equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive, or the reference property, upon such transaction and prior to or at the effect date of such transaction, we or the successor or purchasing person, as the case may be, shall execute with the Trustee a supplemental Indenture providing for such change in the right to convert each $1,000 principal amount of Notes. For the avoidance of doubt, at and after the effective time of the transaction, the number of shares of our common stock otherwise deliverable upon conversion of the Notes as set forth under “—Settlement upon Conversion” above will instead be deliverable in the amount and type of reference property that a Holder of that number of shares of our common stock would have received in such transaction. If the transaction causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), the reference property into which the Notes will be convertible will be deemed to be (i) the weighted average of the types and amounts of consideration received by the Holders of our common stock that affirmatively make such an election or (ii) if no Holders of our common stock affirmatively make such an election, the types and amounts of consideration actually received by the Holders of our common stock. We will notify Holders, the Trustee, and the conversion agent (if other than the Trustee) of the weighted average as soon as practicable after such determination is made by us.

If the reference property in respect of any such transaction includes shares of common equity, the supplemental Indenture providing that the Notes will be convertible into reference property will provide for anti- dilution and other adjustments that are as nearly equivalent as practicable to the adjustments described under “—Conversion Rate Adjustments” above. If the reference property in respect of any such transaction includes shares of stock, securities or other property or assets (other than cash and/or cash equivalents) of a company other than us or the successor or purchasing corporation, as the case may be, in such transaction, such other company, if an affiliate of ours or the successor or purchasing corporation, as the case may be, will also execute such supplemental Indenture, and such supplemental Indenture will contain such additional provisions and modifications as we reasonably consider necessary or appropriate to protect the interests of Holders consistent with the applicable provisions of the Indenture, including the provisions providing for the purchase rights set forth in Article 15 thereof.

We will not become a party to any such specified corporate event unless its terms are consistent with the foregoing.

Adjustments of Prices

Whenever any provision of the Indenture requires us to calculate the last reported sale prices, the Daily VWAPS, the Daily Settlement Amounts (including an Observation Period and, if applicable, the period for determining over a span of multiple days or the “stock price” for purposes of a make-whole fundamental change), we will make appropriate adjustments to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date, effective date or expiration date, as the case may be, of the event occurs, at any time during the period when such last reported sale prices, Daily VWAPs, the Daily Settlement Amounts or stock prices are to be calculated.

Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change

If the “effective date” (as defined below) of a “fundamental change” (as defined below and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (2) of the definition thereof, a make-whole fundamental change) occurs prior to the maturity date, and a Holder elects to convert its Notes in connection with such make-whole fundamental change, we will, under certain circumstances, increase the conversion rate for the Notes so surrendered for conversion by a number of additional shares of common stock, or the additional shares, as described below. A conversion of Notes will be deemed for these purposes to be “in connection with” such make-whole fundamental change if the relevant notice of conversion of such Notes is received by the conversion agent from, and including, the effective date of the make-whole fundamental change up to, and including, the Business Day immediately prior to the related fundamental change repurchase date (or, in the case of a make-whole fundamental change that would have been a fundamental change but for the proviso in clause (2) of the definition thereof, the 35th Trading Day immediately following the effective date of such make-whole fundamental change) (such period, the “make-whole fundamental change period”).

Upon surrender of Notes for conversion in connection with a make-whole fundamental change, we will deliver shares of our common stock, including the additional shares, as described under “—Settlement upon Conversion.” However, if the consideration for our common stock in any make-whole fundamental change described in clause (2) of the definition of fundamental change is composed entirely of cash, for any conversion of Notes following the effective date of such make-whole fundamental change, the conversion obligation will be calculated based solely on the “stock price” (as defined below) for the transaction and will be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the conversion rate (including any adjustment to reflect the additional shares as described in this section), multiplied by such stock price. In such event, the Conversion Obligation shall be determined and paid to Holders in cash on the third Business Day following the conversion date. We will notify Holders of the effective date of any make-whole fundamental change and issue a press release announcing the effective date of such make-whole fundamental change or publish the information on our website or through such other public medium as we may use at that time no later than five Business Days after such effective date.

The number of additional shares, if any, by which the conversion rate will be increased by us in connection with a make-whole fundamental change will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective (the “effective date”), and the price (the “stock price”) paid (or deemed to be paid) per share of our common stock in the make-whole fundamental change. If the Holders of our common stock receive in exchange for their common stock only cash in a make-whole fundamental change described in clause (2) of the definition of fundamental change, the stock price will be the cash amount paid per share. Otherwise, the stock price will be the average of the last reported sale prices of our common stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the effective date of the make-whole fundamental change.

The stock prices set forth in the column headings of the table below will be adjusted by us as of any date on which the conversion rate for the Notes is otherwise adjusted. The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares as set forth in the table below will be adjusted in the same manner and at the same time as the conversion rate as set forth under “—Conversion Rate Adjustments.”

The following table sets forth the number of additional shares by which the conversion rate will be increased per $1,000 principal amount of Notes for each stock price and effective date set forth below:

	Stock Price
Effective Date	$4.63	$4.75	$5.21	$6.00	$6.50	$7.00	$7.50	$8.00	$8.50	$9.00	$10.42
April 25, 2016	24.0441	22.4614	16.6672	10.3964	7.5234	5.3447	3.6929	2.4445	1.5049	0.8035	0.0000
May 1, 2017	24.0441	22.2278	16.4902	10.0331	7.1071	4.9138	3.2826	2.0824	1.2099	0.6044	0.0000
May 1, 2018	24.0441	21.9942	15.8234	9.3747	6.5105	4.3440	2.6719	1.3837	0.6954	0.4377	0.0000
May 1, 2019	24.0441	21.4896	14.9055	8.4251	5.7191	3.7343	2.2283	1.0847	0.4989	0.2295	0.0000
May 1, 2020	24.0441	20.2505	12.6351	6.1572	3.9009	2.3938	1.2993	0.5071	0.3119	0.2004	0.0000
May 1, 2021	24.0441	18.5877	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•	If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the next higher and next lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year.

•	If the stock price is greater than $10.42 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

•	If the stock price is less than $4.63 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of Notes exceed 215.9827 shares of common stock, subject to adjustment in the same manner as the conversion rate as set forth under “—Conversion Rate Adjustments.”

Our obligation to increase the conversion rate for Notes converted in connection with a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Fundamental Change Permits Holders to Require Us to Repurchase Notes

If a “fundamental change” (as defined below in this section) occurs at any time, Holders will have the right, at their option, to require us to repurchase for cash all of their Notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000. The fundamental change repurchase date will be a date specified by us that is not less than 20 or more than 35 Business Days following the date of our fundamental change notice as described below.

The fundamental change repurchase price we are required to pay will be equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (unless the fundamental change repurchase date falls after a regular record date but on or prior to the interest payment date to which such regular record date relates, in which case we will instead pay the full amount of accrued and unpaid interest to the Holder of record on such regular record date, and the fundamental change repurchase price will be equal to 100% of the principal amount of the Notes to be repurchased).

A “fundamental change” will be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(1) a “person” or “group” (other than any Permitted Holders) within the meaning of Section 13(d) of the Exchange Act, other than us, our direct and indirect subsidiaries or our and their employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common equity;

(2) the consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation, merger or similar transaction involving us pursuant to which our common stock will be converted into, or exchanged for, cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our direct and indirect wholly owned subsidiaries; provided, however, that neither (i) a transaction described in clause (B) in which the Holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction, nor (ii) any merger solely for the purpose of changing our jurisdiction of incorporation and resulting in the reclassification, conversion or exchange of outstanding shares of common stock solely into shares of our common stock of the surviving entity shall be a fundamental change pursuant to this clause (2);

(3) our shareholders approve any plan or proposal for the liquidation or dissolution of us; or

(4) our common stock (or other common stock into which the Notes are then convertible) ceases to be listed or quoted on any Permitted Exchange.

For purposes of the definition of “fundamental change” above, any transaction that constitutes a fundamental change pursuant to both clause (1) and clause (2) of such definition shall be deemed a fundamental change solely under clause (2) of such definition.

A transaction or transactions described in clause (2) above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by the Holders of our common stock, excluding cash payments for any fractional shares and cash payments made pursuant to statutory appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any Permitted Exchange or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Notes become convertible into such consideration, excluding cash payments for fractional shares and cash payments made pursuant to statutory appraisal rights (subject to the provisions set forth above under “—Conversion Rights—Settlement upon Conversion”).

If any transaction occurs in which our common stock is converted into, or exchanged for, reference property consisting of common equity of another person, following completion of any related make-whole fundamental change period (or, in the case of a transaction that would have been a fundamental change or a make-whole fundamental change but for the immediately preceding paragraph, following the effective date of such transaction), references to us in the definition of “fundamental change” above shall instead be references to such other entity.

On or before the 20th day after the occurrence of the effective date of a fundamental change, we will provide to all Holders of the Notes and the Trustee and paying agent a written notice of the occurrence of the effective date of the fundamental change and of the resulting repurchase right. Such notice shall state, among other things:

•	the events causing a fundamental change;

•	the effective date of the fundamental change;

•	the last date on which a Holder may exercise the repurchase right;

•	the fundamental change repurchase price;

•	the fundamental change repurchase date;

•	the name and address of the paying agent and the conversion agent, if applicable;

•	if applicable, the conversion rate and any adjustments to the conversion rate;

•	that the Notes with respect to which a fundamental change repurchase notice has been delivered by a Holder may be converted only if the Holder withdraws the fundamental change repurchase notice in accordance with the terms of the Indenture; and

•	the procedures that Holders must follow to require us to repurchase their Notes.

Simultaneously with providing such notice, we will publish a notice containing this information on our website or through such other public medium as we may use at that time.

To exercise the fundamental change repurchase right, you must deliver, on or before the Business Day immediately preceding the fundamental change repurchase date, the Notes to be repurchased, duly endorsed for transfer, together with a written repurchase notice, to the paying agent. Each repurchase notice must state:

•	if certificated, the certificate numbers of your Notes to be delivered for repurchase;

•	the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

•	that the Notes are to be repurchased by us pursuant to the applicable provisions of the Notes and the Indenture.

If the Notes are not in certificated form, such repurchase notice must comply with appropriate DTC procedures.

Holders may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the Business Day immediately preceding the fundamental change repurchase date. The notice of withdrawal shall state:

•	the principal amount of the withdrawn Notes;

•	if certificated Notes have been issued, the certificate numbers of the withdrawn Notes; and

•	the principal amount, if any, of such Notes which remains subject to the original repurchase notice, which portion must be in principal amounts $1,000 or an integral multiple of $1,000.

If the Notes are not in certificated form, such notice of withdrawal must comply with appropriate DTC procedures.

We will be required to repurchase the Notes on the fundamental change repurchase date. Holders who have exercised the repurchase right will receive payment of the fundamental change repurchase price on the later of

(i) the fundamental change repurchase date and (ii) the time of book-entry transfer or the delivery of the Notes. If the paying agent holds money sufficient to pay the fundamental change repurchase price of the Notes or portions thereof that are to be repurchased on the fundamental change repurchase date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn:

•	such Notes will cease to be outstanding and interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes is made or whether or not the Notes are delivered to the paying agent); and

•	all other rights of the Holder of such Notes will terminate (other than the right to receive the fundamental change repurchase price and, if the Fundamental Change Repurchase Date falls after a regular record date but on or prior to the related interest payment date, the right of the Holder of record on such regular record date to receive the related interest payment).

In connection with any repurchase offer pursuant to a fundamental change repurchase notice, we will, if required by law:

•	comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act;

•	file a Schedule TO or any other required schedule under the Exchange Act; and

•	otherwise comply with all federal and state securities laws in connection with any offer by us to repurchase the Notes,

in each case, so as to permit the rights and obligations under this “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” to be exercised in the time and in the manner specified in the Indenture.

No Notes may be repurchased on any date at the option of Holders upon a fundamental change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change repurchase price with respect to such Notes).

The repurchase rights of the Holders could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the Notes upon a fundamental change may not protect Holders in the event of a highly leveraged transaction, reorganization, merger, or similar transaction involving us.

Furthermore, Holders may not be entitled to require us to repurchase their Notes or be entitled to an increase in the conversion rate upon conversion as described under “—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change” in circumstances involving a significant change in the composition of our board unless such change is in connection with a fundamental change or make-whole fundamental change as described herein.

The definition of fundamental change includes a phrase relating to the sale, lease or other transfer of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a Holder of the Notes to require us to repurchase its Notes as a result of the sale, lease, or other transfer of less than all of our assets may be uncertain.

If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. Our ability to repurchase the Notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See “Risk Factors—Risks Related to the Notes—We may not have the ability to raise the funds necessary to repurchase the Notes upon a fundamental change or to repay the Notes upon maturity, and our future debt may contain limitations on our ability to repurchase the Notes.” If we fail to repurchase Notes when required following a fundamental change, we will be in default under the Indenture. In addition, we may in the future incur indebtedness with similar change in control provisions permitting our Holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.

Consolidation, Merger or Sale of Assets

The Indenture provides that we will not consolidate with or merge with or into another person, or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of our properties or assets in one transaction or series of transactions to another person, unless, (i) the resulting, surviving or transferee person (if not us) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such corporation (if not us) expressly assumes by supplemental Indenture, and any other joinders, supplements or other agreements to the Escrow Agreement, all of our obligations under the Notes, the Escrow Agreement and the Indenture, and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the Indenture. Upon any such consolidation, merger or sale, conveyance, assignment, transfer, lease or other disposition, the resulting, surviving or transferee person (if not us, in the case of subclause (x), or if not us or any of our future direct or indirect wholly owned subsidiaries, in the case of subclause (y)) shall succeed to, and may exercise every right and power of, ours under the Indenture, and we will be discharged from our obligations under the Notes and the Indenture, except in the case of any such lease.

Although these types of transactions are permitted under the Indenture, certain of the foregoing transactions could constitute a fundamental change permitting each Holder to require us to repurchase the Notes of such Holder as described above.

Events of Default

Each of the following is an event of default with respect to the Notes:

(1) default in any payment of interest on any Note when due and payable and the default continues for a period of 30 days;

(2) default in the payment of principal of any Note when due and payable at its stated maturity, upon redemption, any required repurchase, upon declaration of acceleration, upon any Fundamental Change Repurchase Date or otherwise;

(3) our failure to comply with our obligation to convert the Notes in accordance with the Indenture upon proper exercise of a Holder’s conversion right, and such failure continues for a period of three Business Days;

(4) our failure to give a fundamental change notice as described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes,” notice of a make-whole fundamental change as described under “—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change” or notice of a Merger Event in accordance with the terms of the Indenture, in each case when due, and such failure continues for a period of three Business Days;

(5) our failure to comply with our obligations under “—Consolidation, Merger or Sale of Assets;”

(6) our failure for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding has been received to comply with any of our other agreements contained in the Notes, the Escrow Agreement or the Indenture;

(7) default by us or any of our significant subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $500,000 (or its foreign currency equivalent) in the aggregate of us and/or any such significant subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise if such default is not cured or waived, or such acceleration is not rescinded within 60 days;

(8) a final judgment for the payment of $500,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against us or any of our significant subsidiaries, which judgment is not paid, discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(9) certain events of bankruptcy, insolvency, or reorganization of us or any of our significant subsidiaries; or

(10) the Escrow Agreement ceases to be in full force and effect and enforceable prior to its expiration in accordance with its terms.

A “significant subsidiary” is a subsidiary that is a “significant subsidiary” as defined under Rule 1-02(w) of Regulation S-X.

If an event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization of us) occurs and is continuing, the Trustee by notice to us, or the Holders of at least 25% in principal amount of the outstanding Notes by notice to us and the Trustee, may, and the Trustee at the request of such Holders shall, declare 100% of the principal of and accrued and unpaid interest, if any, on all the outstanding Notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization involving us, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.

Notwithstanding the foregoing, the Indenture will provide that, to the extent we elect, the sole remedy for an event of default under the Indenture relating to our failure to comply with our obligations as set forth under “—Reports” below, will, for the first 180 days after the occurrence of such an event of default, consist exclusively of the right to receive additional interest on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes outstanding for each day during the first 90 days after the occurrence of such an event of default and 0.50% per annum of the principal amount of the Notes outstanding from the 91st day to, and including, the 180th day following the occurrence of such an event of default during which such event of default is continuing (in addition to any additional interest that may accrue with respect to the Notes as a result of a registration default as described below under the caption “—No Registration Rights; Additional Interest”).

If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the Notes. On the 181st day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 181st day), the additional interest described above will cease to accrue and the Notes will be subject to acceleration as provided above. The provisions of the Indenture described in this paragraph will not affect the rights of Holders of Notes in the event of the occurrence of any other event of default under the Indenture. In the event we do not elect to pay the additional interest following an event of default in accordance with this paragraph or we elected to make such payment but do not pay the additional interest when due, the Notes will be immediately subject to acceleration as provided above.

In order to elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, we must notify all Holders of the Notes, the Trustee, and the paying agent of such election prior to the beginning of such 180-day period. Upon our failure to timely give such notice, the Notes will be immediately subject to acceleration as provided above.

In no event shall additional interest payable at our election for failure to comply with our reporting obligations pursuant to this “—Events of Default” (including any additional interest that may accrue as a result of our failure to comply with our obligations as described below under the caption “—No Registration Rights; Additional Interest”) accrue at a rate in excess of 0.50% per annum pursuant to the Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such additional interest.

If any portion of the amount payable on any Note upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

The Holders of a majority in principal amount of the outstanding Notes may waive all past defaults with respect to the Notes (except with respect to nonpayment of principal or interest (including any Fundamental Change Repurchase Price and Redemption Price), with respect to the failure to deliver the consideration due upon conversion, a failure by us to redeem any Notes upon redemption of any Notes, a failure by us to repurchase any Notes when required or a default in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of each Holder of an outstanding Note affected) and rescind any such acceleration with respect to the Notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing events of default, other than the nonpayment of the principal of and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

Each Holder shall have the right to receive payment or delivery, as the case may be, of:

•	the principal (including the fundamental change repurchase price or redemption price, if applicable) of;

•	accrued and unpaid interest, if any, on; and

•	the consideration due upon conversion of,

its Notes, on or after the respective due dates expressed or provided for in the Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates shall not be impaired or affected without the consent of such Holder.

Subject to the provisions of the Indenture relating to the duties of the Trustee, if an event of default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless such Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no Holder may pursue any remedy with respect to the Indenture or the Notes unless:

(1) such Holder has previously given the Trustee written notice that an event of default is continuing;

(2) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

(3) such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a written direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee under the Indenture.

The Indenture provides that in the event an event of default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it against any loss, liability or expense caused by taking or not taking such action.

The Indenture provides that if a default occurs and is continuing and is actually known to the Trustee, the Trustee must send to each Holder notice of the default within 90 days after it receives notice thereof. Except in the case of a default in the payment of principal of or interest on any Note or a default in the payment or delivery of the consideration due upon conversion, the Trustee may withhold notice if and so long as it in good faith determines that withholding notice is in the interests of the Holders. In addition, we are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any event of default that occurred during the previous year under the Indenture. We are also required to deliver to the Trustee, within 30 days after obtaining knowledge of the occurrence thereof, written notice of any events which would constitute certain defaults, their status and what action we are taking or proposing to take in respect thereof; provided that we are not required to deliver such notice if such default has been cured.

Payments of the fundamental change repurchase price, principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate plus one percent from the required payment date.

Modification and Amendment

Subject to certain exceptions, the Indenture or the Notes may be amended with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes). However, without the consent of each Holder of an outstanding Note affected, no amendment may, among other things:

(1)	reduce the amount of Notes whose Holders must consent to an amendment or waiver of any provision of the Indenture;

(2)	reduce the rate of or extend the stated time for payment of interest on any Note;

(3)	reduce the principal amount of or change the stated maturity of any Note;

(4)	except as required by the Indenture, make any change that adversely affects the conversion rights of any Note;

(5)	reduce the fundamental change repurchase price or redemption price of any Note or amend or modify in any manner adverse to the Holders of the Notes our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(6)	reduce the redemption price or amend or modify in any manner adverse to the Holders of the Notes the provisions under “—Optional Redemption;”

(7)	make any Note payable in a currency or at a place of payment other than that stated in the Note;

(8)	change the ranking of the Notes;

(9)	impair the right of any Holder to receive payment of principal and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(10)	make any change in the amendment provisions that require each Holder’s consent or in the waiver provisions; or

(11)	modify the Escrow Agreement in any manner materially adverse to the Holders of the Notes.

Without the consent of any Holder, we and the Trustee may amend the Indenture or the Notes to:

(1)	cure any ambiguity, omission, defect or inconsistency in the Indenture, the Escrow Agreement or the Notes;

(2)	provide for the assumption by a successor corporation of our obligations under the Indenture and the Notes in accordance with the provisions of the Indenture;

(3)	add guarantees with respect to the Notes;

(4)	secure the Notes;

(5)	add to our covenants or events of default for the benefit of the Holders or surrender any right or power conferred upon us under the Indenture;

(6)	make any change that does not materially adversely affect the rights of any Holder;

(7)	increase the conversion rate as provided in the Indenture;

(8)	provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee; or

(9)	make provisions with respect to conversion rights of the Holders of the Notes as described under “—Conversion Rights—Recapitalizations, Reclassifications and Changes of Our Common Stock” in accordance with the applicable provisions of the Indenture.

Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such Holders approve the substance of the proposed amendment. After an amendment under the Indenture or the Notes becomes effective, we are required to mail to the Holders a notice briefly describing such amendment. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

We may satisfy and discharge our obligations under the Indenture and the Notes by delivering to the securities registrar for cancellation all outstanding Notes or by depositing with the Trustee or delivering to the Holders, as applicable, after the Notes have become due and payable, whether at maturity, any redemption date, at any fundamental change repurchase date, upon conversion or otherwise, cash and/or (in the case of conversion) shares of common stock sufficient to pay all of the outstanding Notes and paying all other sums payable under the Indenture by us. Such discharge is subject to terms contained in the Indenture.

Calculations in Respect of the Notes

We will be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the stock price, the last reported sale prices of our common stock, Daily VWAPs, Daily Settlement Amounts, the Aggregate Share Cap, the Conversion Share Cap, accrued interest payable on the Notes, and the conversion rate of the Notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on Holders of Notes. We will provide a schedule of our calculations to each of the Trustee and the conversion agent, and each of the Trustee and the conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The Trustee will forward our calculations to any Holder of Notes upon the written request of that Holder.

Reports

The Indenture provides that information, documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the SEC) must be filed by us with the Trustee within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 or any successor rule under the Exchange Act). Documents filed by us with the SEC via the EDGAR system (or any successor thereto) will be deemed to be filed with the Trustee as of the time such documents are filed via EDGAR (or any successor thereto), it being understood that the Trustee shall not be responsible for determining whether such filings have been made. Delivery of reports, information and documents to the Trustee under the Indenture is for informational purposes only and the information and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein, or determinable from information contained therein including our compliance with any of its covenants thereunder (as to which the Trustee is entitled to rely exclusively on an officer’s certificate).

Rule 144A Information

At any time we are not subject to Section 13 or 15(d) of the Exchange Act, we will, so long as any of the Notes or any shares of our common stock issuable upon conversion thereof will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and will, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Notes or any shares of our common stock issuable upon conversion of such Notes the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares of our common stock pursuant to Rule 144A under the Securities Act.

Trustee

U.S. Bank National Association is the initial Trustee, security registrar, paying agent and conversion agent. U.S. Bank National Association, in each of its capacities, including without limitation as Trustee, security registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

Governing Law

The Indenture provides that it and the Notes, and any claim, controversy or dispute arising under or related to the Indenture or the Notes, will be governed by and construed in accordance with the laws of the State of New York.

Additional Interest

Under Rule 144 under the Securities Act, or Rule 144, as currently in effect, a person who acquired Notes from us or our affiliate and who has beneficially owned Notes or shares of our common stock issued upon conversion of the Notes for at least one year is entitled to sell such Notes or shares of our common stock without registration, but only if such person is not deemed to have been our affiliate at the time of, or at any time during three months immediately preceding, the sale. Furthermore, under Rule 144, a person who acquired Notes from us or our affiliate and who has beneficially owned Notes or shares of our common stock issued upon conversion of the Notes for at least six months is entitled to sell such Notes or shares of our common stock without registration, so long as (i) such person is not deemed to have been our affiliate at the time of, or at any time during three months immediately preceding, the sale and (ii) we have filed all required reports under Section 13 or 15(d) of the Exchange Act, as applicable, during the twelve months preceding such sale (other than current reports on Form 8-K). If we are not current in filing our Exchange Act reports, a person who acquires from our affiliate Notes or shares of our common stock issued upon conversion of the Notes could be required to hold such Notes or shares of our common stock for up to one year following such acquisition. If we are not current in filing our Exchange Act reports, a person who is our affiliate and who owns Notes or shares of our common stock issued upon conversion of the Notes could be required to hold such Notes or shares of our common stock indefinitely.

With respect to Notes (other than Affiliate Notes), if, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Notes, we fail to timely file any document or report that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), or the Notes are not otherwise freely tradable by Holders other than our affiliates or Holders that were our affiliates at any time during the three months immediately preceding (as a result of restrictions pursuant to U.S. securities laws), we will pay additional interest on the Notes (other than Affiliate Notes). Additional interest will accrue on the Notes (other than Affiliate Notes) at the rate of 0.25% per annum of the principal amount of Notes (other than Affiliate Notes) outstanding for each day during the first 90 days of such period for which our failure to file has occurred and is continuing or the Notes are not otherwise freely tradable by Holders other than our affiliates (or Holders that have been our affiliates at any time during the three months immediately preceding) without restrictions pursuant to Rule 144 or any successor rule, and (ii) 0.50% per annum of the principal amount of the Notes outstanding for each day after the first 90 days of the period for which the Company’s failure to file has occurred and is continuing or the Notes (other than Affiliate Notes) are not otherwise freely tradable during such period by Holders other than the Company’s Affiliates (or Holders that have been the Company’s Affiliates at any time during the three months immediately preceding) without restrictions pursuant to Rule 144 or any successor rule (in the case of either clause (i) or (ii), ending on the date that is one year from the last date of original issuance of the Notes).

Further, with respect to Notes (other than Affiliate Notes), if, at any time on or after the 365th day after the last original issuance date of the Notes (i) the restrictive legend on the Notes has not been removed from each global note, (ii) the global notes are assigned a restricted CUSIP number or (iii) the Notes are not otherwise freely tradable by Holders other than our affiliates or Holders that were our affiliates at any time during the three months immediately preceding (as a result of restrictions pursuant to U.S. securities laws or the terms of the Indenture or the Notes), we will pay additional interest on the Notes at a rate equal to 0.50% per annum of the principal amount of Notes (other than Affiliate Notes) at a rate (i) equal to 0.25% per annum of the principal amount of Notes (other than Affiliate Notes) outstanding for the first 90 days of the period from, and including such 365th day, and (ii) equal to 0.50% per annum of the principal amount of Notes (other than Affiliate Notes) outstanding after the first 90 days of such period from, and including, such 365th day, until the restrictive legend has been removed from the global notes, the global notes are assigned an unrestricted CUSIP number and the Notes are freely tradable as described above by Holders other than our affiliates (or Holders that were our affiliates at any time during the three months immediately preceding) as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes. Notwithstanding the foregoing, if we have complied with all applicable requirements of DTC to effect the removal of the restrictive legend on the Notes (other than the Affiliate Notes) on or prior to the 365th day after the original issuance date of the Notes, any additional interest that we would otherwise be required to pay as described in this paragraph for failure to remove the restrictive legend on the Notes (other than the Affiliate Notes) will not accrue until the 375th day after the last date of original issuance of the Notes.

Additional interest on the Notes pursuant to the foregoing provisions will be payable in arrears on each interest payment date following accrual in the same manner as regular interest on the Notes and will be in addition to any additional interest that may accrue on the Notes at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “—Events of Default.”

In no event shall additional interest payable for failure to comply with our obligations pursuant to this “—Additional Interest” (including any additional interest that may accrue at our election as a result of our failure to comply with our reporting obligations as described under the caption “—Events of Default”) accrue at a rate in excess of 0.50% per annum pursuant to the Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such additional interest.

We cannot assure you that we will be able to remove the restrictive legend from the Notes or from any shares of our common stock issued upon conversion of the Notes.

Any Note that is repurchased or owned by any affiliate of us may not be resold by such affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note no longer being a “restricted security” (as defined in Rule 144). We will cause any Note that is repurchased or owned by us to be surrendered to the Trustee for cancellation as described under “—Purchase and Cancellation” above.

Notwithstanding the foregoing, we will not be required to pay additional interest with respect to any failure to timely file any report, if the Notes are not eligible for resale under Rule 144 or if the Notes are not freely tradable, in each case as required under this “Additional Interest”: (i) on any date on which (a) we have filed a shelf registration statement for the resale of the Notes and the shares of our common stock issuable upon conversion of the Notes, (b) such shelf registration statement is effective and usable by Holders identified therein as selling security Holders for the resale of the Notes and the shares of our common stock issued upon conversion of the Notes, (c) the Holders may register the resale of their Notes under such shelf registration statement on terms customary for the resale of convertible securities offered in reliance on Rule 144A and (d) the Notes and/or shares of our common stock sold pursuant to such shelf registration statement become freely tradable as a result of such sale, or (ii) once we have complied with the requirements set forth in clause (i) above for a period of two years.

The Notes will be issued with one or more restricted CUSIP numbers.

Definitions

“Affiliate” of a specified person is any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control,” when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding anything to the contrary herein, the determination of whether one person is an “Affiliate” of another person for purposes of the Indenture shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder.

“Affiliate Note” means any Note initially issued by us to any Holder that, at the time of the acquisition by such Holder of such Note, was one of our Affiliates.

“Aggregate Share Cap” means 2,983,977 shares of common stock, which is 19.99% of the total number of shares of common stock outstanding on April 20, 2016.

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Conversion Share Cap” means 25.9476 shares per $1,000 principal amount of Notes, which is approximately equivalent to the quotient of (x) the Aggregate Share Cap and (y) the product of (1) the number of $1,000 principal amount of Notes originally issued pursuant to the Indenture (including any additional Notes purchased by Purchasers requiring the effectiveness of a registration statement prior to the issuance of their Notes) and (2) the number of Trading Days in the Observation Period.

“Daily Settlement Amount,” for each of the five consecutive Trading Days during the Observation Period, consists of a number of shares of common Stock equal to 1/5 of the Conversion Rate on such Trading Day.

“Daily VWAP” means, for each Trading Day, the per share volume-weighted average price of the common stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “ARDM <equity> AQR” (or any successor thereto if such page is not available, or the Bloomberg page for any security that is part of the Reference Property into which the common stock has been converted, if applicable) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the common stock on such Trading Day determined, using a volume-weighted average method, by an independent nationally recognized investment banking firm retained for this purpose by us). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Market Disruption Event” means (a) a failure by the Relevant Market to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the common stock for more than a one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the common stock or in any options, contracts or futures contracts relating to the common stock.

“Merger Event” means (i) any recapitalization, reclassification or change of the common stock (other than changes resulting from a subdivision or combination), (ii) any consolidation, merger, combination or similar transaction involving us, (iii) any sale, lease or other transfer to a third-party of all or substantially all of our consolidated assets as an entirety or substantially as an entirety or (iv) any statutory share exchange, in each case, as a result of which the common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof).

“Permitted Holders” means Grifols, S.A.

“Permitted Exchange” means any of The New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market (or any of their respective successors).

“Observation Period” with respect to any Note surrendered for conversion prior to Shareholder Approval means: (i) subject to clause (iii), if the relevant conversion date occurs prior to April 22, 2021, the five consecutive Trading Day period beginning on, and including, the second Trading Day immediately succeeding such conversion date; (ii) subject to clause (iii), if the relevant conversion date occurs on or after April 22, 2021, the five consecutive Trading Days beginning on, and including, the seventh Scheduled Trading Day immediately preceding the Maturity Date; and (iii) if the relevant conversion date occurs on or after a Redemption Notice Date but prior to the relevant Redemption Date, the five consecutive Trading Days beginning on, and including, the sixth Scheduled Trading Day immediately preceding such Redemption Date.

“Reference Property” means, the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a Holder of a number of shares of common stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive.

“Relevant Market” means, as of any day, The NASDAQ Capital Market or, if the common stock is not listed on The NASDAQ Capital Market on such day, the principal other U.S. national or regional securities exchange on which the common stock is then listed for trading.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the Relevant Market. If the common stock is not listed on a Relevant Market or admitted for trading on any U.S. national or regional securities exchange, “Scheduled Trading Day” means a Business Day.

“Shareholder Approval” means the requisite approval from our shareholders to approve the sale and issuance of a number of shares in excess of the Aggregate Share Cap pursuant to the Notes and the Warrants, based on the then applicable conversion price or exercise price, as applicable, as required by Nasdaq Rule 5635 (or any applicable successor provision).

“Trading Day” means a day on which (i) trading in our common stock (or other security for which a closing sale price must be determined) generally occurs on the Relevant Market or, if our common stock (or such other security) is not then listed on the Relevant Market, on the principal other U.S. national or regional securities exchange on which our common stock (or such other security) is then listed or, if our common stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock (or such other security) is then traded, and (ii) a last reported sale price for our common stock (or such other security) is available on such securities exchange or market. If our common stock (or such other security) is not so listed or traded, “Trading Day” means a “Business Day.” For purposes of determining amounts due upon conversion prior to Shareholder Approval only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the common stock generally occurs on the Relevant Market or, if the common stock is not then listed on the Relevant Market, on the principal other market on which the common stock is then listed or admitted for trading, except that if the common stock is not so listed or admitted for trading, “Trading Day” means a “Business Day.”

Book-Entry, Settlement and Clearance

The Global Notes

The Notes (other than Affiliate Notes) may be issued initially in definitive form; provided that Affiliate Notes shall be issued in definitive form. Subject to requirements specified in the Indenture, and meeting the eligibility requirements of DTC, Notes in definitive form may be exchanged for a beneficial interest in one or more registered Notes in global form, without interest coupons, or the global notes. Upon issuance, each of the global notes will be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC, or the DTC participants, or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the initial purchasers; and

•	ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global notes may not be exchanged for Notes in physical, certificated form except in the limited circumstances described below.

The global notes and beneficial interests in the global notes will be subject to restrictions on transfer as described under “Notice to Investors” and “Transfer Restrictions.”

Book-Entry Procedures for the Global Notes

All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the initial purchasers are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers, and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or Holder of the Notes represented by that global note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have Notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated Notes; and

•	will not be considered the owners or Holders of the Notes under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the Indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a Holder of Notes under the Indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal and interest with respect to the Notes represented by a global note will be made by the Trustee to DTC’s nominee as the registered Holder of the global note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same- day funds.

Certificated Notes

After the initial issuance of Notes, Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related Notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

an event of default with respect to the Notes has occurred and is continuing and such beneficial owner requests that its Notes be issued in physical, certificated form.

DESCRIPTION OF WARRANTS

The following description is a summary of the material provisions of the Warrants and does not purport to be complete. This summary is subject to and is qualified by reference to all of the provisions of the Warrants, including the definitions of certain terms used in the Warrants, the form of which is filed as an exhibit hereto. We urge you to read a copy of the form of warrant for a complete description of the terms and conditions applicable to the Warrants and because it, and not this description, defines your rights as a holder of the Warrants.

The Warrants registered hereunder are to purchase a total of 263,436 shares of our common stock. The Warrants shall be exercisable at $5.21 per share, commencing on the later of six months after the date of issuance of the Warrants and the date of the public release of top line data (primary efficacy endpoint) related to the conclusion of ORBIT-3 and ORBIT-4 Phase 3 pivotal clinical trials for Pulmaquin. The Warrants expire on April 25, 2021 and are exercisable solely by payment of the exercise price in cash.

If, at any time from and after the date that is six months following the date of issuance of the Warrants, the daily VWAP for each of ten consecutive trading days exceeds 150% of the exercise price, or the Redemption Measurement Period, we will have the right to call all or a portion of the Warrants for redemption, upon twenty business days prior notice to the holders, which we refer to as a Redemption Notice, at a redemption price of $0.01 per share issuable upon exercise of a Warrant. Upon delivery of a Redemption Notice, the holders of the Warrants will have the right to exercise the Warrants prior to such redemption.

Subject to compliance with applicable rules of the NASDAQ stock exchange, we may at any time during the term of the Warrants, reduce the then current exercise price to any amount for a period of at least twenty business days upon approval of our board of directors; provided that any such decrease that applies during any Redemption Measurement Period in advance of a redemption by us shall continue to apply through the date of redemption.

Except for a certain permitted holder as defined in the Warrants, a holder will not have the right to exercise any Warrant if the holder (together with its affiliates) would beneficially own in excess of 19.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise or conversion, as such percentage ownership is determined in accordance with the terms of the Warrants.

As of December 31, 2015, we had a number of other outstanding warrants, which are not a part of the Warrants purchased pursuant to the Purchase Agreement described above in this prospectus, to purchase an aggregate of 71,022 shares of our common stock with an exercise price of $8.80 per share that expire on December 31, 2016. The exercise price and/or the number of shares of common stock issuable upon exercise of such warrants are subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

DESCRIPTION OF COMMON STOCK

The following description is a summary of the material terms and provisions of our common stock. For the complete terms of our common stock, please refer to our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws that are filed as exhibits to our reports incorporated by reference into the registration statement that includes this prospectus.

As of April 21, 2016, we had 14,927,351 shares of common stock outstanding. All outstanding shares of common stock are of the same class and have equal rights and attributes. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders of the Company. All shareholders are entitled to share equally in dividends, if any, as may be declared from time to time by the board of directors out of funds legally available. In the event of liquidation, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities.

Certain provisions of our amended and restated articles of incorporation and amended and restated bylaws discourage a party from acquiring, or make it more difficult for a third party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing shareholders or another party to effect a change in management. In addition, these provisions may have the effect of deterring hostile takeovers or delaying changes in our control or management. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our stock and, as a consequence, they also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

Section 1203 of the California Corporations Code, or the CCC, includes provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of our company. Other provisions of the CCC could also make it more difficult for a third party to acquire a majority of our outstanding voting stock by discouraging a hostile bid, or delaying, preventing or deterring a merger, acquisition or tender offer in which our shareholders could receive a premium for their shares, or effect a proxy contest for control of the company or other changes in our management.

In September 2008, we adopted an amended and restated shareholder rights plan, which replaced the rights plan originally adopted in August 1998. Pursuant to the rights plan, as amended and restated, we distributed rights to purchase shares of Series A Junior Participating Preferred Stock as a dividend at the rate of one right for each share of common stock outstanding. Until such time as the rights plan is triggered by the acquisition, or public announcement of an intention to acquire, at least 15% of our outstanding common stock (which is not exempt under the provisions of our rights plan), the rights will trade with, and are not separable from, the Company’s common stock and are not exercisable. The rights are designed to guard against partial tender offers and other abusive and coercive tactics that might be used in an attempt to gain control of the Company or to deprive our shareholders of their interest in our long-term value. The shareholder rights plan seeks to achieve these goals by encouraging a potential acquirer to negotiate with the Company’s Board of Directors. The rights will expire at the close of business on September 8, 2018.

In connection with the License Agreement with Grifols, we entered into a governance agreement, or the Governance Agreement, that sets forth certain rights and obligations of both parties concerning, among other things, certain corporate governance matters, certain limitations on future acquisitions of shares of common stock by Grifols and certain rights by Grifols to maintain a target level of ownership in Aradigm. The Governance Agreement also provides Grifols with certain preemptive rights to participate in future issuances of our common stock or equivalents of our common stock, or the right to acquire shares of our common stock from third parties or on the open market to maintain its target level of ownership in Aradigm. We entered into an amendment of the Governance Agreement to increase Grifols’ target level of ownership and a waiver of Grifols’ preemptive rights in connection with this offering of the Notes and the Warrants.

In connection with the sale of a total of 333,968,104 shares of our common stock pursuant to a Stock Purchase Agreement dated May 20, 2013 (with such total number of shares not giving effect to the forty to one reverse stock split that occurred on May 23, 2014), we also entered into a registration rights agreement, or the Grifols Registration Rights Agreement, pursuant to which we agreed to provide registration rights to Grifols with respect to the shares of our common stock to be acquired by Grifols. Under this agreement, Grifols is entitled to require us to file with the SEC certain registration statements under the Securities Act, with respect to the resale of our shares of common stock acquired by Grifols up to 3 times on a Form S-1 and up to 6 times on a Form S-3, and to include Grifols’ shares of common stock in any registration we propose for its own account or for the account of one or more of our shareholders. We entered into a waiver of the Grifols Registration Rights Agreement in connection with this offering of the Notes and the Warrants.

In connection with the Purchase Agreement, we agreed to file a resale registration statement covering the resale of the Notes, the Warrants and the shares underlying the Notes and the Warrants as soon as practicable, but in no event later than 30 days after April 21, 2016.

Our common stock is listed on the NASDAQ Capital Market under the trading symbol “ARDM.” The transfer agent and registrar for our common stock is ComputerShare Trust Company, N.A.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Since June 11, 2014, our common stock has been traded on the NASDAQ Capital Market under the symbol “ARDM.” From December 21, 2006 to June 10, 2014, our common stock was quoted on the OTC Bulletin Board, an electronic quotation service for securities traded over-the-counter. The last reported sale price of our common stock on May 11, 2016 on the NASDAQ Capital Market was $4.52 per share. The following table sets forth the high and low sale prices for our common stock for the periods indicated as reported on the NASDAQ Capital Market, or the OTC Bulletin Board, as appropriate.

	High	Low
Year Ended December 31, 2014:
First Quarter	$15.20	$7.20
Second Quarter	$10.80	$7.11
Third Quarter	$10.56	$8.13
Fourth Quarter	$9.14	$6.82
Year Ended December 31, 2015:
First Quarter	$7.95	$6.26
Second Quarter	$7.67	$6.33
Third Quarter	$7.67	$6.78
Fourth Quarter	$7.19	$3.61
Year Ended December 31, 2016:
First Quarter	$4.44	$2.65
Second Quarter (through May 11, 2016)	$5.13	$4.29

As of May 11, 2016, there were 60 holders of record of our common stock. A greater number of holders of common stock are “street name” or beneficial holders, whose shares are held of record by banks, brokers and other financial institutions.

We have never declared or paid any cash dividend on our common stock, nor do we currently intend to pay any cash dividend on our common stock in the foreseeable future. We expect to retain our earnings, if any, for the growth and development of our business.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section is a discussion of certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes and any shares of our common stock into which the notes may be converted. This summary does not provide a complete analysis of all potential tax considerations. The information provided below is based on existing U.S. federal income tax authorities, all of which are subject to change or differing interpretations, possibly with retroactive effect. There can be no assurances that the Internal Revenue Service, or the IRS, will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of purchasing, owning or disposing of the notes or common stock. The summary generally applies only to beneficial owners of the notes that hold the notes and common stock as “capital assets” (generally, for investment). This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular beneficial owner in light of the beneficial owner’s circumstances (for example, persons subject to the alternative minimum tax provisions of the Internal Revenue Code of 1986, as amended, or the Code), or a U.S. holder (as defined below) whose “functional currency” is not the U.S. dollar). Also, it is not intended to be wholly applicable to all categories of investors, some of which may be subject to special rules (such as dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, banks, thrifts, regulated investment companies, real estate investment trusts, insurance companies, tax-exempt entities, tax-deferred or other retirement accounts, certain former citizens or residents of the United States, persons holding notes or common stock as part of a hedging, conversion or integrated transaction or a straddle, or persons deemed to sell notes or common stock under the constructive sale provisions of the Code). Finally, the summary does not address the potential application of the Medicare contribution tax, the effects of the U.S. federal estate and gift tax laws or the effects of any applicable foreign, state or local laws.

INVESTORS CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF U.S. FEDERAL ESTATE OR GIFT TAX LAWS, NON-U.S., STATE AND LOCAL LAWS, AND TAX TREATIES.

As used herein, the term “U.S. holder” means a beneficial owner of the notes or the common stock into which the notes may be converted that, for U.S. federal income tax purposes, is (1) an individual who is a citizen or resident of the United States, (2) a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state of the United States, including the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if it (x) is subject to the primary supervision of a U.S. court and the control of one of more U.S. persons or (y) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

A “non-U.S. holder” is a beneficial owner of the notes or the common stock into which the notes may be converted (other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

If an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes is a beneficial owner of a note or shares of our common stock acquired upon conversion of a note, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. A beneficial owner of a note or shares of our common stock acquired upon conversion of a note that is a partnership, and partners in such a partnership, should consult their own tax advisors about the U.S. federal income tax consequences of purchasing, owning and disposing of the notes and the shares of our common stock into which the notes may be converted.

U.S. Holders

The following discussion is limited to the U.S. federal income tax consequences relevant to a U.S. holder (as defined above).

Taxation of Interest

U.S. holders will be required to recognize as ordinary income any stated interest paid or accrued on the notes, in accordance with their regular method of tax accounting.

We may be required to make payments of additional interest to holders of the notes if we do not make certain filings, as described under “Description of Notes—Additional Interest” and “Description of Notes—Events of Default” above. We believe that there is only a remote possibility that we would be required to pay additional interest, or that if such additional interest were required to be paid, it would be an incidental amount, and therefore we do not intend to treat the notes as subject to the special rules governing certain contingent payment debt instruments (which, if applicable, would affect the timing, amount and character of income with respect to a note). Our determination in this regard, while not binding on the IRS, is binding on U.S. holders unless they disclose their contrary position. If, contrary to expectations, we pay additional interest, although it is not free from doubt, such additional interest should be taxable to a U.S. holder as ordinary interest income at the time it accrues or is paid in accordance with the U.S. holder’s regular method of tax accounting. In the event we pay additional interest on the notes, U.S. holders should consult their own tax advisors regarding the treatment of such amounts.

Original Issue Discount

The Notes may be issued with original issue discount, or “OID.” In this event, you will be subject to special tax accounting rules, as described in greater detail below. You should be aware that you generally must include OID in gross income in advance of the receipt of cash attributable to that income.

A Note with an issue price that is less than its stated redemption price at maturity (the sum of all payments to be made on the Note other than payments of stated interest) will generally be issued with OID in an amount equal to that difference if that difference is at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity.

You generally must include OID in gross income in advance of the receipt of some or all of the related cash payments using the “constant yield method” described in the following paragraphs.

The amount of OID that you must include in income is the sum of the “daily portions” of OID with respect to the Note for each day during the taxable year or portion of the taxable year in which you held that Note. The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. Each “accrual period” for a Note may be of any length and may vary in length over the term of the Note, so long as the accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess if any, of:

•	the Note’s “adjusted issue price” at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over

•	the sum of all stated interest allocable to the accrual period.

OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of a Note at the beginning of any accrual period is equal to its issue price increased by the OID that has accrued for each prior accrual period. Under these rules, you will have to include in income increasingly greater amounts of OID in successive accrual periods.

You may elect to treat all interest on any Note as OID and calculate the amount includible in gross income under the constant yield method described above. The election is to be made for the taxable year in which you acquired the Note and may not be revoked without the consent of the IRS. You should consult your tax advisors about this election.

A U.S. holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a note with OID until the maturity of the note or certain earlier dispositions, because a current deduction is only allowed to the extent that the interest expense exceeds the portion of OID allocable to the days during the taxable year in which the note was held by the taxpayer. A U.S. holder may elect to include OID in income currently as it accrues (on either a ratable or constant yield basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, currently included OID is treated as ordinary interest for U.S. federal income tax purposes.

Upon the conversion of a note into cash and common stock, any accrued OID on the note not previously included in income will be carried over to the shares of common stock received upon conversion of the note, and any gain recognized upon the disposition of the shares of common stock will be treated as ordinary income to the extent of the accrued OID.

Upon the conversion of a note into cash and common stock, any accrued market discount on the note not previously included in income will be carried over to the shares of common stock received upon conversion of the note, and any gain recognized upon the disposition of the shares of common stock will be treated as ordinary income to the extent of the accrued market discount.

Amortizable Bond Premium

If a U.S. holder purchases a note for an amount that is greater than the stated redemption price at maturity of the note, then the U.S. holder will be considered to have purchased the note with “amortizable bond premium.” In general, amortizable bond premium with respect to any convertible debt instrument (such as a note) will be equal in amount to the excess, if any, of the tax basis (reduced as set forth in the following sentence) over the sum of all amounts payable on the debt instrument other than stated interest. For this purpose only, a U.S. holder’s tax basis in a convertible debt instrument is reduced by an amount equal to the value of the U.S. holder’s option to convert the convertible debt instrument for other property (such as our shares of common stock); the value of this option may be determined under any reasonable method.

A U.S. holder may elect to amortize bond premium on a debt instrument over the remaining term of the debt instrument. Once made, the election applies to all taxable debt instruments then owned and thereafter acquired by the U.S. holder on or after the first day of the taxable year to which the election applies, and may be revoked only with the consent of the IRS. The election, therefore, should only be made in consultation with a tax advisor. In general, a U.S. holder amortizes bond premium by offsetting the stated interest allocable to an accrual period with the bond premium allocable to the accrual period, which is determined under a constant yield method pursuant to the applicable Treasury regulations. If the bond premium allocable to an accrual period exceeds the stated interest allocable to such period, the excess is treated by the U.S. holder as a bond premium deduction. The bond premium deduction for each accrual period is limited to the amount by which the U.S. holder’s total interest inclusions on the debt instrument in prior accrual periods exceed the total amount treated by the U.S. holder as a bond premium deduction on the debt instrument in prior accrual periods. Any amounts not deductible in an accrual period may be carried forward to the next accrual period and treated as bond premium allocable to that period.

Election to Include All Interest in Income Using a Constant Yield Method

All U.S. holders may generally, upon election, include in income all interest (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions. Because this election will affect how the U.S. holder treats debt instruments other than the notes, it should be made only in consultation with a tax advisor.

Sale, Exchange, Redemption or Other Taxable Disposition of Notes

A U.S. holder generally will recognize capital gain or loss if the holder disposes of a note in a sale, exchange, redemption or other taxable disposition (other than conversion of a note, the U.S. federal income tax consequences of which are described under “—U.S. Holders—Conversion of Notes” below). The U.S. holder’s gain or loss generally will equal the difference between the proceeds received by the holder (other than amounts attributable to accrued but unpaid interest) and the holder’s tax basis in the note. The U.S. holder’s tax basis in the note generally will equal the amount the holder paid for the note, increased by the amount of any accrued market discount previously included in the U.S. holder’s income, and decreased by the amount of any amortizable bond premiums previously taken into account by the U.S. holder. The portion of any proceeds that is attributable to accrued interest will not be taken into account in computing the U.S. holder’s capital gain or loss. Instead, that portion will be recognized as ordinary interest income to the extent that the U.S. holder has not previously included the accrued interest in income. Subject to the discussion above regarding market discount, gain or loss recognized by the U.S. holder on the disposition of the note will be long-term capital gain or loss if the holder has held the note for more than one year, or short-term capital gain or loss if the holder has held the note for one year or less, at the time of the transaction. Long-term capital gains of non-corporate taxpayers are currently taxed at preferential rates. Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to limitations.

Conversion of Notes

A U.S. holder generally should not recognize any gain or loss on the conversion of a note solely into shares of our common stock, except with respect to cash received in lieu of a fractional share of common stock and the fair market value of any common stock attributable to accrued and unpaid interest, subject to the discussion below under “—U.S. Holders—Constructive Distributions on Shares of Common Stock” regarding the possibility that the adjustment to the conversion rate of a note converted in connection with a make-whole fundamental change may be treated as a taxable stock dividend. The U.S. holder’s tax basis in the common stock received (including any fractional share for which cash is paid, but excluding shares attributable to accrued and unpaid interest) generally will equal the tax basis of the converted note. The U.S. holder’s holding period in the common stock (other than shares attributable to accrued and unpaid interest) will include the holding period in the converted note. With respect to cash received in lieu of a fractional share of our common stock, a U.S. holder will be treated as if the fractional share were issued and received and then immediately redeemed for cash. Accordingly, the U.S. holder generally will recognize gain or loss equal to the difference between the cash received for the fractional share and that portion of the holder’s tax basis in the common stock (determined as discussed above) attributable to the fractional share, which, subject to the discussion above regarding market discount, will be long-term capital gain or loss if the holder held the note for more than one year, or short-term capital gain or loss if the holder held the note for one year or less, at the time of the conversion.

Any cash and the value of any portion of our common stock that is attributable to accrued and unpaid interest on the notes not yet included in income by a U.S. holder will be taxed as ordinary income. The basis in any shares of common stock attributable to accrued and unpaid interest will equal the fair market value of such shares when received. The holding period in any shares of common stock attributable to accrued and unpaid interest will begin on the day after they are received.

A U.S. holder that converts a note between a record date for an interest payment and the next interest payment date and consequently receives a payment of cash interest, as described in “Description of Notes—Conversion Rights” should consult its own tax advisor concerning the appropriate treatment of such payment.

If we undergo a transaction of the type described under “Description of Notes—Recapitalizations, Reclassifications, Mergers and Other Changes of Our Common Stock,” the conversion obligation may be adjusted so that holders would generally be entitled to convert the notes into the type of consideration that they would have been entitled to receive upon such transaction had the notes been converted into shares of our common stock immediately prior to such transaction, except that such holders will not be entitled to receive a make-whole premium unless such notes are converted in connection with the relevant fundamental change. Depending on the facts and circumstances at the time of such transaction, such adjustment may result in a deemed exchange of the outstanding notes, which may be a taxable event for U.S. federal income tax purposes.

U.S. holders are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of such an adjustment.

Distributions on Shares of Common Stock

If, after a U.S. holder acquires shares of our common stock upon a conversion of a note, we make a distribution in respect of such common stock from our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), the distribution will be treated as a dividend and will be includible in a U.S. holder’s income when paid. If the distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of the U.S. holder’s tax basis in its shares of common stock and any remaining excess will be treated as capital gain from the sale or exchange of the common stock. If the U.S. holder is a U.S. corporation, it would generally be able to claim a dividends-received deduction on a portion of any distribution taxed as a dividend, provided that certain holding period requirements are satisfied. Subject to certain exceptions, dividends received by certain non-corporate U.S. holders are currently taxed at the preferential rates applicable to long-term capital gains, provided that certain holding period requirements are met.

Constructive Distributions on Shares of Common Stock

The terms of the notes allow for changes in the conversion rate of the notes under certain circumstances. A change in conversion rate that allows holders of notes to receive more shares of common stock on conversion may increase such holders’ proportionate interests in our earnings and profits or assets. In that case, the holders of notes may be treated as though they received a taxable distribution in the form of our common stock. A taxable constructive stock distribution would result, for example, if the conversion rate is adjusted to compensate holders of notes for distributions of cash or property to our shareholders. The adjustment to the conversion rate of notes converted in connection with a non-stock change of control, as described under “Description of Notes—Increase in the Conversion Rate for Conversions in Connection with a Make-Whole Fundamental Change” above, also may be treated as a taxable stock distribution. If an event occurs that dilutes the interests of shareholders or increases the interests of holders of the notes and the conversion rate of the notes is not adjusted (or not adequately adjusted), this also could be treated as a taxable stock distribution to holders of the notes. Conversely, if an event occurs that dilutes the interests of holders of the notes and the conversion rate is not adjusted (or not adequately adjusted), the resulting increase in the proportionate interests of our shareholders could be treated as a taxable stock distribution to the shareholders. Not all changes in the conversion rate that result in holders of notes receiving more common stock on conversion, however, increase such holders’ proportionate interests in us. For instance, a change in conversion rate could simply prevent the dilution of the holders’ interests upon a share split or other change in capital structure. Changes of this type, if made pursuant to a bona fide reasonable adjustment formula, are not treated as constructive stock distributions. Any taxable constructive stock distribution resulting from a change to, or failure to change, the conversion rate that is treated as a distribution of common stock would be treated for U.S. federal income tax purposes in a similar manner as a distribution on our common stock paid in cash or other property. It would result in a taxable dividend to the recipient to the extent of our current or accumulated earnings and profits (with the holder’s tax basis in its note or common stock (as the case may be) being increased by the amount of such dividend), with any excess treated as a tax-free return of the holder’s tax basis in its note or common stock (as the case may be) or as capital gain. U.S. holders should consult their own tax advisors regarding whether any taxable constructive stock dividend would be eligible for the preferential rates or the dividends-received deduction described in the previous paragraph, as the requisite applicable holding period requirements might not be considered to be satisfied.

Sale, Exchange or Other Disposition of Common Stock

A U.S. holder generally will recognize capital gain or loss on a sale, exchange or other disposition of shares of our common stock. The U.S. holder’s gain or loss will equal the difference between the proceeds received by the holder and the holder’s tax basis in the shares of common stock. The proceeds received by the U.S. holder will include the amount of any cash and the fair market value of any other property received for the shares of common stock. The gain or loss recognized by a U.S. holder on a sale, exchange or other disposition of shares of our common stock will be long-term capital gain or loss if the holder’s holding period in the shares of common stock is more than one year, or short-term capital gain or loss if the holder’s holding period in the shares of common stock is one year or less, at the time of the transaction. Long-term capital gains of non-corporate taxpayers are currently taxed at preferential rates. Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

The following discussion is limited to the U.S. federal income tax consequences relevant to a non-U.S. holder (as defined above).

Taxation of Interest

Subject to the discussion below under “—Income or Gains Effectively Connected with a U.S. Trade or Business,” payments of interest to non-U.S. holders are generally subject to U.S. federal income tax at a rate of 30% (or a reduced or zero rate under the terms of an applicable income tax treaty between the United States and the recipient’s country of residence), collected by means of withholding by the payor. Payments of interest on the notes to most non-U.S. holders, however, will qualify as “portfolio interest,” and thus will be exempt from U.S. federal income tax, including withholding of such tax, if the non-U.S. holders certify their nonresident status as described below.

The portfolio interest exemption will not apply to payments of interest to a non-U.S. holder that:

•	owns, actually or constructively, shares of our stock representing at least 10% of the total combined voting power of all classes of our stock entitled to vote;

•	is a “controlled foreign corporation” that is related, directly or indirectly, to us through stock ownership; or

•	is a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code.

In general, a foreign corporation is a controlled foreign corporation if more than 50% (by vote or value) of its stock is owned, actually or constructively, by one or more U.S. persons that each owns, actually or constructively, at least 10% of the corporation’s voting stock. The portfolio interest exemption, reduction of the withholding rate pursuant to the terms of applicable income tax treaty, and several of the special rules for non-U.S. holders described below apply only if the holder certifies its nonresident status. A non-U.S. holder can meet this certification requirement by providing a properly executed IRS Form W-8BEN or W-8BEN-E or appropriate substitute form to us or our paying agent prior to the payment. If the non-U.S. holder holds the note through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to the agent. The non-U.S. holder’s agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Special certification rules apply to non-U.S. holders that are pass-through entities.

Conversion of Notes

The federal income tax treatment of the conversion of the notes into shares of our common stock generally will be the same treatment as that described under “—U.S. Holders—Conversion of Notes” above. A non-U.S. holder will generally not recognize gain or loss on the conversion of the notes into shares of common stock. Any shares of common stock that a non-U.S. holder receives on the conversion of a note that is attributable to accrued interest will be subject to U.S. federal income tax in accordance with the rules of taxation of interest described under “—Non-U.S. Holders—Taxation of Interest” above.

Sale, Exchange, Certain Redemptions or Other Disposition of Notes or Common Stock

Non-U.S. holders generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange, certain redemptions or other disposition of notes or shares of our common stock (other than with respect to payments attributable to accrued interest, which, to the extent not previously included in income, will be taxed as described under “—Non-U.S. Holders—Taxation of Interest” above). This general rule, however, is subject to several exceptions. For example, the gain would be subject to U.S. federal income tax if:

•	the gain is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (and, generally, if an income tax treaty applies, the gain is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder), in which case the gain would be subject to tax as described below under “—Non-U.S. Holders—Income or Gains Effectively Connected with a U.S. Trade or Business”;

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the year of disposition and certain other conditions apply, in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by certain U.S. source capital losses, would be subject to a flat 30% tax, even though the individual is not considered a resident of the United States; or

•	the rules of the Foreign Investment in Real Property Tax Act, or FIRPTA (described below), treat the gain as effectively connected with a U.S. trade or business.

The FIRPTA rules may apply to a sale, exchange, certain redemptions or other disposition of notes or shares of our common stock by a non-U.S. holder if we currently are, or were at any time within five years before the sale, exchange, redemption, conversion or other disposition (or, if shorter, the non-U.S. holder’s holding period for the notes or common stock disposed of), a “U.S. real property holding corporation,” or USRPHC. In general, we would be a USRPHC if interests in U.S. real estate comprised at least 50% of the fair market value of our assets. We believe that we currently are not, and will not become in the future, a USRPHC.

Dividends

Dividends paid to a non-U.S. holder on shares of our common stock received on conversion of a note, including any taxable constructive stock dividends resulting from certain adjustments (or failures to make adjustments) to the number of shares of common stock to be issued on conversion (as described under “—U.S. Holders—Constructive Distributions on Shares of Common Stock” above), generally will be subject to U.S. withholding tax at a 30% rate. The withholding tax on dividends (including any taxable constructive stock dividends), however, may be reduced under the terms of an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence. A non-U.S. holder should demonstrate its eligibility for a reduced rate of withholding under an applicable income tax treaty by timely delivering a properly executed IRS Form W-8BEN or W-8BEN-E or appropriate substitute form. A non-U.S. holder that is eligible for a reduced rate of withholding under the terms of an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Dividends on the common stock that are effectively connected with a non-U.S. holder’s conduct of a U.S. trade or business are discussed below under “—Non-U.S. Holders—Income or Gains Effectively Connected with a U.S. Trade or Business.” Under Treasury regulations relating to certain “dividend equivalent” payments, an adjustment to the conversion rate of the notes as a result of a dividend on shares of our common stock may be subject to withholding tax at a different time or in a different amount than described above. Withholding tax applicable to any taxable constructive stock dividends or dividend equivalent payments received by a non-U.S. holder may be withheld from interest on the notes, distributions on the shares of our common stock or proceeds subsequently paid or credited to the non-U.S. holder.

Income or Gains Effectively Connected With a U.S. Trade or Business

The preceding discussion of the U.S. federal income and withholding tax considerations of the purchase, ownership or disposition of notes or shares of our common stock by a non-U.S. holder assumes that the holder is not engaged in a U.S. trade or business. If any interest on the notes, dividends on shares of our common stock, or gain from the sale, exchange, redemption or other disposition of the notes or shares of our common stock is effectively connected with a U.S. trade or business conducted by the non-U.S. holder, then the income or gain will be subject to U.S. federal income tax on a net income basis at the regular graduated rates and generally in a similar manner applicable to U.S. holders. If the non-U.S. holder is eligible for the benefits of a tax treaty between the United States and the holder’s country of residence, any “effectively connected” income or gain generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by the holder in the United States. Payments of interest or dividends that are effectively connected with a U.S. trade or business (and, if a tax treaty applies, attributable to a permanent establishment or fixed base), and therefore included in the gross income of a non-U.S. holder, will not be subject to 30% withholding, provided that the holder claims exemption from withholding by timely filing a properly completed and executed IRS Form W-8ECI (in the case of a U.S. trade or business income) or properly completed and executed IRS Form W-8BEN or W-8BEN-E (in the case of a treaty), or any successor form as the IRS designates, as applicable, prior to payment. If the non-U.S. holder is a corporation (including for this purpose any entity treated as a corporation for U.S. federal income tax purposes), that portion of its earnings and profits that is effectively connected with its U.S. trade or business generally also would be subject to a “branch profits tax.” The branch profits tax rate is generally 30%, although an applicable income tax treaty might provide for a lower rate.

Backup Withholding and Information Reporting

The Code and the U.S. Treasury regulations require those who make specified payments to report the payments to the IRS. Among the specified payments are interest, dividends and proceeds paid by brokers to their customers. This reporting regime is reinforced by “backup withholding” rules, which require the payor to withhold from payments subject to information reporting if the recipient has failed to provide a taxpayer identification number to the payor, furnished an incorrect identification number, or repeatedly failed to report interest or dividends on tax returns. The backup withholding rate is currently 28%. Payments of interest or dividends (including constructive dividends) to U.S. holders of notes or shares of our common stock generally will be subject to information reporting, and will be subject to backup withholding, unless the holder (1) is an exempt payee, or (2) provides the payor with a correct taxpayer identification number and complies with applicable certification requirements. Payments made to U.S. holders by a broker upon a sale of notes or common stock will generally be subject to information reporting and backup withholding. If the sale is made through a foreign office of a foreign broker, however, the sale will generally not be subject to either information reporting or backup withholding. This exception may not apply if the foreign broker is owned or controlled by U.S. persons, or is engaged in a U.S. trade or business.

The applicable withholding agent must report annually to the IRS the interest and/or dividends (including constructive dividends) paid to each non-U.S. holder and the tax withheld, if any, with respect to such interest and/or dividends, including any tax withheld pursuant to the rules described above under “—Taxation of Interest” and “—Dividends.” Copies of these reports may be made available to tax authorities in the country where the non-U.S. holder resides. Payments to non-U.S. holders of dividends on our common stock or interest on the notes may be subject to backup withholding unless the non-U.S. holder certifies its non-U.S. status on a properly completed and executed IRS Form W-8BEN or W-8BEN-E or appropriate substitute form. Payments made to non-U.S. holders by a broker upon a sale of the notes or our common stock will not be subject to information reporting or backup withholding as long as the non-U.S. holder certifies its non-U.S. status or otherwise establishes an exemption.

Any amounts withheld from a payment to a U.S. holder or non-U.S. holder of notes or common stock under the backup withholding rules generally will be allowed as a refund or can be credited against any U.S. federal income tax liability of the holder, provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act imposes a 30% U.S. withholding tax on certain U.S. source payments, including interest, dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends, or the Withholdable Payments, if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution either (i) enters into an agreement with the Treasury Department to collect and provide to the Treasury Department substantial information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, with such institution, (ii) satisfies the requirements of an intergovernmental agreement entered into by such institution’s country of residence and the United States, or (iii) otherwise qualifies for an exemption. The legislation also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity or otherwise qualifies for an exemption.

These withholding and reporting requirements generally currently apply to payments of interest and dividends and will apply to payments of gross proceeds from the sale or other disposition of the notes and shares of our common stock after December 31, 2018. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing the Foreign Account Tax Compliance Act may be subject to different rules. Holders are urged to consult their own tax advisors regarding the possible implications of this legislation on their purchase, ownership and disposition of the notes and any shares of our common stock.

SELLING SECURITYHOLDERS

On April 21, 2016, we entered into the Purchase Agreement in connection with the private placement sale of $23,000,000 in aggregate principal amount of our Notes and our Warrants pursuant to the exemption from the registration provided by Rule 506 of Regulation D under the Securities Act. On April 25, 2016, we completed a first closing of whereby $20,000,000 of the Notes and Warrants to purchase 4,319 shares of our common stock were issued. A condition to the second closing of the remaining $3,000,000 of the Notes and the Warrants to purchase 259,117 shares of our common stock under the Purchase Agreement is the effectiveness of the registration statement, of which this prospectus is a part.

Selling securityholders, including their transferees, pledgees or donees or their successors, may from time to time offer and sell the Notes, the Warrants and the underlying shares of common stock pursuant to this prospectus. Our registration of the Notes, the Warrants and the shares of common stock does not necessarily mean that the selling securityholders will sell all or any of the Notes, the Warrants or the shares of common stock. As of May 11, 2016, First Eagle Value in Biotechnology Matter Fund, Ltd., or First Eagle, and Grifols each own more than 10% of our outstanding shares of common stock. In August 2013, we also entered into a number of agreements with Grifols, as described under “Certain Relationships and Related Parties.” Except as disclosed herein and in connection with the private placement sale of the Notes and the Warrants, none of the selling securityholders has had a position, office or any other material relationship with us, or any of our predecessors or affiliates, within the past three years. Nothing in this prospectus shall be construed as an admission that any selling securityholder is the beneficial owner of any of our securities, other than the securities held directly by such party, nor that any selling securityholder or other persons or entities constitute a “group,” for purposes of Section 13(d) of the Exchange Act and the rules promulgated thereunder.

The following table sets forth certain information concerning the principal amount of the Notes and the Warrants beneficially owned by each selling securityholder and the number of shares that would be issued upon issuance of the Notes or upon exercise of the Warrants that may be offered from time to time by each selling securityholder under this prospectus. The information is based on information provided to us by or on behalf of the selling securityholders. The number of shares offered shown in the table below includes the number of shares issuable upon conversion of the Notes and the number of shares issuable upon exercise of the Warrants. The number of shares issuable upon conversion of the Notes assumes conversion of the full amount of the Notes held by each holder at the maximum conversion rate of 215.9827 shares per $1,000 principal amount of the Notes, including the maximum number of shares issuable as a make whole payment under certain circumstances in connection with a fundamental change. This conversion rate is subject to adjustments in certain circumstances. Because the selling securityholders may offer all or some portion of the Notes or the underlying shares, we have assumed for purposes of the table below that the named selling securityholders will sell all of the Notes or convert all of the Notes and sell all of the shares of issuable common stock offered pursuant to this prospectus. The number of shares issuable upon exercise of the Warrants assumes exercise of the full amount of the Warrants held by each holder at an exercise price of $5.21. Because the selling securityholders may offer all or some portion of the Warrants or the underlying shares, we have assumed for purposes of the table below that the named selling securityholders will sell all of the Warrants or all of the shares of common stock upon exercise of the Warrants offered pursuant to this prospectus. In addition, the selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their Notes, their Warrants or the underlying shares of common stock since the date on which they provided the information regarding their Notes, their Warrants and their shares of common stock in transactions exempt from the registration requirements of the Securities Act. Information about the selling securityholders may change over time. Any changed information given to us by the selling securityholders will be set forth in prospectus supplements if and when necessary or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part. Because the selling securityholders may offer all or some portion of their Notes, their Warrants or their underlying shares from time to time, we cannot estimate the amount of the Notes, the Warrants or the underlying shares that will be held by the selling securityholders upon the termination of any particular offering. See “Plan of Distribution” for further information.

Name	Shares of Our Common Stock Beneficially Owned Before the Offering	Aggregate Principal Amount of the Notes Beneficially Owned and Offered Hereby	Aggregate Number of Warrants Beneficially Owned and Offered Hereby	Number of Shares of Common Stock Offered Hereby (1)	Shares of Our Common Stock Beneficially Owned Following the Offering (2)	Percentage of Shares of Common Stock Beneficially Outstanding Following the Offering (3)
Grifols Worldwide Operations Limited (4)	5,244,363	$19,950,000	0	4,308,855	5,244,363	35.5%
21 April Fund, L.P. (5)(6)	297,415	$430,000	37,140	130,013	297,415	1.99%
21 April Fund, Ltd. (5)(7)	1,117,193	$1,570,000	135,605	474,698	1,117,193	7.48%
First Eagle Value in Biotechnology Master Fund, Ltd. (5)(8)	1,939,589	$1,000,000	86,372	302,355	1,939,589	12.99%
Laurence W. Lytton	391,726	$50,000	4,319	15,118	391,726	2.62%

(1)	Includes total number of shares upon conversion of the full amount of the Notes and upon exercise of the full amount of the Warrants. Assumes conversion of the full amount of the Notes at the maximum conversion rate of 215.9827 shares per $1,000 principal amount of notes. This conversion rate is subject to adjustment as described under “Description of Notes — Conversion Rights.” As a result, the number of conversion shares may increase or decrease in the future. Under the terms of the indenture, fractional shares will not be issued upon conversion of the Notes. Cash will be paid in lieu of a fractional share upon conversion of the Notes.
(2)	Assumes all of the shares of common stock being offered under this prospectus are sold in the offering.
(3)	Applicable percentage ownership is based on 14,927,351 shares of common stock outstanding as of April 21, 2016.

(4)	Grifols, Inc. is a wholly-owned subsidiary of the selling securityholder. David Bell is the Executive Vice President of Grifols, Inc. and currently serves on our board of directors. Lafmin Morgan is the President of Global Marketing of Grifols, Inc. and recently served on our board of directors until September 1, 2015. Each of David Bell and Lafmin Morgan may be deemed to be or have been a beneficial owner of common stock held by the selling securityholder. Alfredo Arroyo may be deemed to have voting and investment power over the shares held by the selling securityholder. In August 2013, we entered into the License Agreement and associated Governance Agreement with Grifols, as more fully described in the notes to the consolidated financial statements included in our Annual Report on Form 10-K and incorporated herein by reference.
(5)	The selling securityholder is an affiliate of a broker-dealer. Based on information provided to us by such selling securityholder, such selling securityholder purchased the shares being offered for resale in the ordinary course of business, and at the time of purchase, such selling securityholder had no agreements or understandings, directly or indirectly, with any person to distribute the shares.
(6)	First Eagle Investment Management, LLC, a Delaware limited liability company and a U.S. registered investment adviser serves as investment adviser to the selling shareholder. First Eagle Investment Management, LLC is a subsidiary of Arnhold and S. Bleichroeder Holdings, Inc., a Delaware corporation. Michael M. Kellen may be deemed to have voting and investment control over the shares held by the selling shareholder.
(7)	First Eagle Investment Management, LLC, a Delaware limited liability company and a U.S. registered investment adviser serves as investment adviser to the selling shareholder. First Eagle Investment Management, LLC is a subsidiary of Arnhold and S. Bleichroeder Holdings, Inc., a Delaware corporation. Michael M. Kellen may be deemed to have voting and investment control over the shares held by the selling shareholder.
(8)	First Eagle Investment Management, LLC, a Delaware limited liability company and a U.S. registered investment adviser serves as investment adviser to the selling shareholder. First Eagle Investment Management, LLC is a subsidiary of Arnhold and S. Bleichroeder Holdings, Inc., a Delaware corporation. Dan DeClue may be deemed to have voting and investment control over the shares held by the selling shareholder.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following includes a summary of transactions since January 1, 2013 to which we have been a party, in which the amount involved in the transaction exceeded the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change of control and other arrangements, which are described under “Executive Compensation,” in our Annual Report on Form 10-K, which is incorporated by reference in this prospectus.

Grifols Transactions

In May 2013, we entered into a Stock Purchase Agreement with Grifols for the sale of a total of 333,968,104 shares of our common stock, with such total number of shares not giving effect to the forty to one reverse stock split that occurred on May 23, 2014, for a purchase price of $4.96 per share, with aggregate gross consideration of approximately $26,000,000.

In May 2013, we also entered into the Grifols Registration Rights Agreement, which is more fully described under “Description of Common Stock-Registration Rights.”

In August 2013, we entered into the License Agreement with Grifols, whereby we licensed to Grifols our inhaled liposomal ciprofloxacin product candidates for the indication of non-cystic fibroses BE and other indications on an exclusive, world-wide basis. Under the License Agreement, Grifols funds development expenses and commercialize products from the License Program, and pay development milestones and royalties on future commercial sales of Licensed Products. We develop the Licensed Products for non-cystic fibrosis bronchiectasis or pulmonary infections associated with non-cystic fibrosis bronchiectasis, in accordance with an agreed upon development plan and pursuant to a Grifols-funded budget of $65,000,000 (which includes allocations for our internal, fully-burdened expenses). Grifols makes development milestone payments of up to $25,000,000 (with an initial payment of $5,000,000 for initiation of the first Phase III clinical trial). On a country-by-country basis, Grifols makes royalty payments on net sales at a rate of either 12.5% or 20% (depending on the amount of net sales) for so long as there is patent coverage or orphan drug designation (or, if longer, 10 years), except that payments will be reduced by half in the event that a competitive product is being sold. With respect to the United States and European Union development and approval of Pulmaquin for non-cystic fibrosis bronchiectasis management, Grifols pays to us reimbursements of development costs up to $65,000,000 and development milestone payments of up to $25,000,000. Additionally, Grifols pays to us royalty payments on a country-by-country basis on net sales at a rate of either 12.5% or 20% (depending on the amount of net sales) for so long as there is patent coverage or orphan drug designation (or, if longer, 10 years), except that payments will be reduced by half on a country-by-country basis in the event that another inhaled liquid liposomal product containing ciprofloxacin is being sold for an indication for which the product has regulatory approval. Royalty payments can be also reduced by 50% if we have no valid patent claim or orphan drug protection in that country.

During the years ended December 31, 2015, December 31, 2014 and December 31, 2013, we recognized $23,400,000, $33,000,000 and $8,700,000, respectively, in contract revenue relating to services performed and costs incurred during the period under the License Agreement. As of December 31, 2015, we have utilized the full amount of the $65,000,000 of Grifols-funded budget provided under the License Agreement and will not be recognizing any future revenue related to the $65,000,000 Grifols-funded budget.

In August 2013, we also entered into a Governance Agreement with Grifols that included certain rights to Grifols to maintain a target level of ownership in our Company and certain preemptive rights.

Private Placement

On April 21, 2016, we entered into the Purchase Agreement with the selling securityholders, two of whom are beneficial owners of more than 5% of our common stock (Grifols and First Eagle), in connection with the private placement of $23,000,000 in aggregate principal amount of the Notes, to be issued pursuant to the Indenture, and the Warrants.

Other Transactions

We have engaged the law firm Hogan Lovells US LLP, or Hogan Lovells, to provide legal services to the Company. An immediate family member of Virgil Thompson, one of our directors and our Chairman, is a partner at Hogan Lovells. We incurred no expenses for services performed by Hogan Lovells during the years ended December 31, 2014 and December 31, 2015. We anticipate that the value of services to be performed by Hogan Lovells during the current fiscal year will exceed $120,000.

Review, Approval or Ratification of Transactions with Related Persons

The Board has adopted, in writing, a policy and procedures for the review of related person transactions. Any related person transaction we propose to enter into must be reported to our Chief Financial Officer and, unless otherwise reviewed and approved by the Board, shall be reviewed and approved by the Audit Committee in accordance with the terms of the policy, prior to effectiveness or consummation of any related person transaction, whenever practicable. The policy defines a “related person transaction” as any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness), or any series of similar transactions, arrangements or relationships in which (i) we were or are to be a participant, (ii) the amount involved exceeds $120,000 and (iii) a Related Person (as defined therein) had or will have a direct or indirect material interest. In addition, any related person transaction previously approved by the Audit Committee or otherwise already existing that is ongoing in nature shall be reviewed by the Audit Committee annually to ensure that such related person transaction has been conducted in accordance with the previous approval granted by the Audit Committee, if any, and that all required disclosures regarding the related person transaction are made. Transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in the charter of the Compensation Committee. As appropriate for the circumstances, the Audit Committee shall review and consider the Related Person’s interest in the related person transaction, the approximate dollar value of the amount involved in the related person transaction, the approximate dollar value of the amount of the Related Person’s interest in the transaction without regard to the amount of any profit or loss, whether the transaction was undertaken in the ordinary course of business, whether the transaction with the Related Person is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party, the purpose of, and the potential benefits to us of the transaction and any other information regarding the related person transaction or the Related Person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

PLAN OF DISTRIBUTION

The Notes, the Warrants and the shares of common stock offered by this prospectus will be offered and sold by the selling securityholders, by their donees, or by their other successors in interest. We have agreed to bear the expenses of the registration of the Notes, the Warrants and the shares, including legal and accounting fees, other than fees of counsel, if any, retained individually by the selling securityholders.

The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling securityholders may sell their Notes, their Warrants or their shares by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	solely for the shares issued upon conversion of the Notes or upon exercise of the Warrants and not for the Notes or the Warrants, on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in privately negotiated transactions;

•	in options transactions; and

•	by any other legally available means.

From time to time, a selling securityholder may pledge or grant a security interest in some or all of the Notes, the Warrants or the shares which the selling securityholder owns. If a selling securityholder defaults in the performance of the selling securityholder’s secured obligations, the pledgees or secured parties may offer and sell the Notes, the Warrants or the shares from time to time by this prospectus (except, in some cases, if the pledgees or secured parties are broker-dealers or are affiliated with broker-dealers). The selling securityholders also may transfer and donate the Notes, the Warrants or the shares in other circumstances. Donees may also offer and sell the Notes, the Warrants or shares from time to time by this prospectus (except, in some cases, if the donees are broker-dealers or are affiliated with broker-dealers). The number of the Notes, the Warrants or the shares beneficially owned by a selling securityholder will decrease as and when a selling securityholder donates such securityholder’s Notes, Warrants or shares or defaults in performing obligations secured by such securityholder’s Notes, Warrants or shares. The plan of distribution for the Notes, the Warrants or the shares offered and sold under this prospectus will otherwise remain unchanged, except that the donees, pledgees, other secured parties or other successors in interest will be selling securityholders for purposes of this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

The selling securityholders and any broker-dealers acting in connection with the sale of the Notes, the Warrants or the shares covered by this prospectus may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of the Notes, the Warrants or the shares as principals may be deemed to be underwriting compensation under the Securities Act of 1933.

In order to comply with the securities laws of certain states, if applicable, the Notes, the Warrants and the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the Notes, the Warrants and the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have agreed to indemnify the selling securityholders against liabilities they may incur as a result of any untrue statement or alleged untrue statement of a material fact in the registration statement of which this prospectus forms a part, or any omission or alleged omission in this prospectus or the registration statement to state a material fact necessary in order to make the statements made not misleading. This indemnification includes liabilities that the selling securityholders may incur under the Securities Act. We do not have to give such indemnification if the untrue statement or omission was made in reliance upon and in conformity with information furnished in writing to us by the selling securityholders for use in this prospectus or the registration statement.

We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the Notes, the Warrants and the shares in the market and to the activities of the selling securityholders and their respective affiliates. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the Notes, the Warrants and the shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Hogan Lovells US LLP, San Francisco, California.

EXPERTS

OUM & Co. LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, as set forth in their report, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on OUM  & Co. LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s website at www.sec.gov.

This prospectus forms part of a registration statement on Form S-1 filed by us with the SEC under the Securities Act. As permitted by the SEC, this prospectus does not contain all the information in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement, including the exhibits thereto, on Form S-1 that may be obtained as described above. Statements contained or incorporated by reference in this prospectus or any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate information into this prospectus “by reference,” which means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. These documents contain important information about our financial condition, business and results.

We are incorporating by reference the filings listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 30, 2016, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on May 9, 2016, and by Amendment No. 2 on Form 10-K/A, filed with SEC on May 11, 2016;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016, filed with the SEC on May 10, 2016;

•	our Current Reports on Form 8-K filed with the SEC on May 10, 2016, April 27, 2016 and April 25, 2016, and on Form 8-K/A filed with the SEC on April 28, 2016;

•	the description of our capital stock contained in our registration statement on Form 8-A filed on June 5, 2014 (Registration No. 001-36480) with the SEC, including any amendment or report filed for the purpose of updated such description;

•	all documents filed by use with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement; and

•	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the offering of securities under this prospectus is terminated.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Aradigm Corporation, Attention: Corporate Secretary, 3929 Point Eden Way, Hayward, CA 94545; telephone: (510) 265-9000. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at http://www.aradigm.com. The information on such website is not incorporated by reference and is not a part of this prospectus.

The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which such filing was made.

Information filed under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future Current Report on Form 8-K that we file with the SEC, unless otherwise specified in such report, is not incorporated by reference into this prospectus.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

We estimate that expenses in connection with the distribution described in this Registration Statement will be as shown below. All expenses incurred with respect to the distribution, except for fees of counsel, if any, retained individually by a selling securityholder and any discounts or commissions payable with respect to sales of the Notes, the Warrants and the shares of common stock issuable upon conversion of the Notes or upon exercise of the Warrants, will be paid by us. See “Plan of Distribution.”

SEC Registration Fee	$2,456
Printing Expenses	$5,000
Accounting Fees and Expenses	$3,500
Legal Fees and Expenses	$415,000
Placement Agent Fees	$1,843,500
Miscellaneous	$544

Total	$2,270,000

Item 14.	Indemnification of Directors and Officers

Section 317 of the California General Corporation Law provides that a California corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. Section 317 of the California General Corporation Law further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against and incurred by such person in any indemnified capacity, or arising out of such person’s status as such, regardless of whether the corporation would otherwise have the power to indemnify such person under the California General Corporation Law.

As permitted by Section 204(a)(10) of the California General Corporation Law, our articles of incorporation, as amended, or our Articles, provide that the Company’s directors shall not be personally liable to the Company or its shareholders for monetary damages for breach of their fiduciary duties as a director, except for liability for any:

•	breach of the duty of loyalty to the Company or its shareholders;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares; or

•	transaction from which the director derives an improper personal benefit.

Our Articles authorize us to, and our bylaws provide that we must, indemnify our directors and officers to the fullest extent authorized by the California General Corporation Law and also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

As permitted by the California General Corporation Law, we have entered into indemnification agreements with each of our directors and certain of our officers. These agreements require us to indemnify these individuals to the fullest extent permitted under California law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act and otherwise.

Item 15.	Recent Sales of Unregistered Securities

On April 21, 2016, we entered into a securities Purchase Agreement with the selling securityholders in connection with the private placement conducted pursuant to Regulation D under the Securities Act, or the 2016 Private Placement, of $23,000,000 in aggregate principal amount of 9.0% Senior Convertible Promissory Notes due 2021 to be issued pursuant to an indenture agreement with our trustee dated April 25, 2016, or the Indenture, and Warrants to purchase 263,436 shares of our common stock. We completed the first closing under the Purchase Agreement for the sale and issuance of $20,000,000 in aggregate principal amount of the Notes and the Warrants on April 25, 2016. We expect to complete the second closing of the additional $3,000,000 in aggregate principal amount of the Notes and the Warrants pursuant to the Purchase Agreement shortly after a resale registration statement relating to the Notes and the Warrants issued in connection with the 2016 Private Placement has been declared effective by the Securities and Exchange Commission. The Notes are senior unsecured obligations of the Company and bear interest at a fixed rate of 9.0% per annum, with a maturity date of May 1, 2021, and are convertible into 4,414,587 shares of common stock based upon an initial conversion price of $5.21 per share.

On August 27, 2013, pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, we issued and sold a total of 333,968,104 shares of our common stock to Grifols and certain other investors for a purchase price of $0.124 per share pursuant to a Stock Purchase Agreement dated May 20, 2013, with such total number of shares not giving effect to the forty to one reverse stock split that occurred on May 23, 2014. In connection with the closing of this common stock sale, we entered into the Grifols Registration Rights Agreement.

Item 16.	Exhibits and Financial Statement Schedules

The list of exhibits in the Exhibit Index to this registration statement is incorporated herein by reference.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act, that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ARADIGM CORPORATION

By:	/s/ Nancy Pecota
Nancy Pecota
Chief Financial Officer

Dated: May 12, 2016

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Igor Gonda and Nancy Pecota and each of them severally as such person’s true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement relating to the offering covered by this registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might, or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ IGOR GONDA Igor Gonda	President, Chief Executive Officer and Director	May 12, 2016

/s/ NANCY PECOTA Nancy Pecota	Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	May 12, 2016

/s/ VIRGIL D. THOMPSON Virgil D. Thompson	Director	May 12, 2016

/s/ DAVID BELL David Bell	Director	May 12, 2016

/s/ FREDERICK HUDSON Frederick Hudson	Director	May 12, 2016

/s/ JOHN SIEBERT John Siebert	Director	May 12, 2016

EXHIBIT INDEX

Exhibit No.	Description

3.1(1)	Amended and Restated Articles of Incorporation of the Company.

3.2(3)	Certificate of Determination of Series A Junior Participating Preferred Stock.

3.3(4)	Amended and Restated Certificate of Determination of Preferences of Series A Convertible Preferred Stock.

3.4(3)	Certificate of Amendment of Amended and Restated Articles of Incorporation of the Company.

3.5(3)	Certificate of Amendment of Certificate of Determination of Series A Junior Participating Preferred Stock.

3.6(5)	Certificate of Amendment of Amended and Restated Articles of Incorporation of the Company.

3.7(5)	Certificate of Amendment of Certificate of Determination of Series A Junior Participating Preferred Stock.

3.8(6)	Certificate of Amendment of Amended and Restated Articles of Incorporation of the Company.

3.9(14)	Certificate of Correction to Certificate of Amendment of Articles of Incorporation of the Company.

3.10(19)	Certificate of Amendment of Articles of Incorporation of the Company.

3.11(22)	Certificate of Amendment of Amended and Restated Articles of Incorporation of the Company.

3.12(2)	Amended and Restated Bylaws of the Company, as amended.

3.13(23)	Certificate of Amendment to the Amended and Restated Bylaws of the Company.

4.1	Reference is made to Exhibits 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12 and 3.13.

4.2(1)	Specimen common stock certificate.

5.1	Opinion of Hogan Lovells US LLP.

10.1(1)+	Form of Indemnity Agreement between the Company and each of its directors and officers.

10.2(1)+	Form of the Company’s Incentive Stock Option Agreement under the 2005 Equity Incentive Plan.

10.3(1)+	Form of the Company’s Non-statutory Stock Option Agreement under the 2005 Equity Incentive Plan.

10.4(1)+	1996 Non-Employee Directors’ Stock Option Plan.

10.5(1)+	Form of the Company’s Non-statutory Stock Option Agreement under the 1996 Non-Employee Directors’ Stock Option Plan.

10.6(1)+	Form of the Company’s Employee Stock Purchase Plan Offering Document.

10.7(6)+	Form of the Company’s Restricted Stock Bonus Agreement under the 2005 Equity Incentive Plan.

10.8(7)+	Employment Agreement, dated as of August 10, 2006, with Dr. Igor Gonda.

10.9(8)	Lease Agreement for the property located in Phase V of the Britannia Point Eden Business Park in Hayward, California, dated January 28, 1998, between the Company and Britannia Point Eden, LLC.

10.10(9)	Sublease between the Company and Mendel Biotechnology, Inc., dated July 11, 2007, under the Lease Agreement by and between the Company and Hayward Point Eden I Limited Partnership, a Delaware limited partnership, as successor-in-interest to Britannia Point Eden, LLC, as amended, for 3929 Point Eden Way, Hayward, California.

10.11(10)+	2005 Equity Incentive Plan, as amended.

Exhibit No.	Description

10.12(11)+	Employee Stock Purchase Plan, as amended.

10.13(12)	Amended and Restated Rights Agreement, dated as of September 5, 2008 by and between the Company and ComputerShare Trust Company, N.A.

10.14(13)+	Amended and Restated Executive Officer Severance Benefit Plan.

10.15(15)	Amended and Restated form of Change of Control Agreement entered into between the Company and certain of the Company’s senior officers.

10.16(15)	Amended and Restated Change of Control Agreement, dated as of April 5, 2011 by and between the Company and Igor Gonda.

10.17(15)	Amended and Restated Change of Control Agreement, dated as of April 5, 2011 by and between the Company and Nancy Pecota.

10.18(15)	Form of Indemnification Agreement.

10.19(16)	Securities Purchase Agreement, dated as of December 11, 2012, among the Company and the investors party thereto.

10.20(16)	Registration Rights Agreement, dated as of December 11, 2012 among the Company and the buyers party thereto.

10.21(17)	Form of License and Collaboration Agreement by and among the Company and Grifols, S.A.

10.22(17)	Form of Option Agreement by and among the Company and Grifols, S.A.

10.23(17)	Form of Governance Agreement by and among the Company and Grifols, S.A.

10.24(17)	Form of Registration Rights Agreement by and among the Company and Grifols, S.A.

10.25(17)	Form of Registration Rights Agreement by and among the Company and the buyers listed on the signature page thereto.

10.26(18)‡	Clinical Supply and Commercial Manufacturing Services Agreement, dated as of August 27, 2013, by and between SIGMA-TAU Pharmasource Inc. and the Company.

10.27(20)	Change of Control Agreement, dated November 5, 2013, by and between the Company and Dr. Juergen Froehlich.

10.28(20)	Offer Letter, dated November 5, 2013, between the Company and Dr. Juergen Froehlich.

10.29(21)	Assignment, Assumption, Waiver and Consent, effective February 28, 2015, by and among the Aradigm Royalty Financing LLC, the Company, R&D Bauer Ventures, LP and SG-PBS LLC.

10.30(23)	Form of Non-statutory Stock Option Agreement, by and between the Company and Igor Gonda.

10.31(24)	Board Observer Rights Agreement, dated September 1, 2015, between the Company and Grifols, S.A.

10.32(25)+	Aradigm Corporation 2015 Equity Incentive Plan.

10.33(25)+	Form of Stock Option Agreement pursuant to Aradigm Corporation 2015 Equity Incentive Plan.

10.34(25)+	Aradigm Corporation Employee Stock Purchase Plan.

10.35(26)	Securities Purchase Agreement, dated April 21, 2016.

10.36(26)	Indenture, dated April 25, 2016.

10.37(26)	Form of 9.0% Senior Convertible Note due May 1, 2021.

10.38(26)	Form of Warrant.

10.39(26)	Escrow Agreement, dated April 25, 2016.

10.40(26)	Amendment to Governance Agreement, dated April 21, 2016.

21.1(27)	List of Subsidiaries of the Company.

23.1	Consent of OUM & Co LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Hogan Lovells US LLP (included in exhibit 5.1).

24.1	Power of Attorney (signature page).

25.1	Statement of Eligibility of Trustee on Form T-1.

+	Represents a management contract or compensatory plan or arrangement.
‡	Portions of this exhibit have been omitted pursuant to a request for confidential treatment and the non-public information has been filed separately with the Securities and Exchange Commission.
(1)	Incorporated by reference to the Company’s Form S-1 (No. 333-04236) filed on April 30, 1996, as amended.
(2)	Incorporated by reference to the Company’s Form 10-Q (No. 000-28402) filed on August 14, 1998.
(3)	Incorporated by reference to the Company’s Form 10-K (No. 333-72037) filed on March 29, 2002.
(4)	Incorporated by reference to the Company’s Form S-3 (No. 333-76584) filed on January 11, 2002, as amended.
(5)	Incorporated by reference to the Company’s Form 10-Q (No. 333-72037) filed on August 13, 2004.
(6)	Incorporated by reference to the Company’s Form 10-K (No. 000-28402) filed on March 31, 2006.
(7)	Incorporated by reference to the Company’s Form S-1 (No. 333-138169) filed on October 24, 2006, as amended.
(8)	Incorporated by reference to the Company’s Form 10-K (No. 000-28402) filed on March 24, 1998, as amended.
(9)	Incorporated by reference to the Company’s Form 8-K (No. 000-28402) filed on July 24, 2007.
(10)	Incorporated by reference to the Company’s definitive proxy statement (No. 000-28402) filed on April 7, 2008.
(11)	Incorporated by reference to the Company’s Form 8-K (000-28402) filed on May 21, 2009.
(12)	Incorporated by reference to the Company’s Form 10-Q (No. 000-28402) filed on November 12, 2008.
(13)	Incorporated by reference to the Company’s Form 8-K (No. 000-28402) filed on January 8, 2009.
(14)	Incorporated by reference to the Company’s Form 8-K (No. 000-28402) filed on September 20, 2010.
(15)	Incorporated by reference to the Company’s Form 8-K (No. 000-28402) filed on April 18, 2011.
(16)	Incorporated by reference to the Company’s Form 8-K (No. 000-28402) filed on December 13, 2012.
(17)	Incorporated by reference to the Company’s Form 8-K (No. 000-28402) filed on May 24, 2013.
(18)	Incorporated by reference to the Company’s Form 10-Q (No. 000-28402) filed on October 28, 2013.
(19)	Incorporated by reference to the Company’s Form 8-K (No. 000-28402) filed on February 4, 2015.
(20)	Incorporated by reference to the Company’s Form S-1 (No. 333-193751) filed on February 4, 2015 as amended.
(21)	Incorporated by reference to the Company’s Form 8-K (No. 000-28402) filed on February 4, 2015.
(22)	Incorporated by reference to the Company’s Form 10-Q (No. 001-36480) filed on May 14, 2015.
(23)	Incorporated by reference to the Company’s Form 10-K (No. 001-36480) filed on March 13, 2015.
(24)	Incorporated by reference to the Company’s Form 10-Q (No. 001-36480) filed on November 12, 2015.
(25)	Incorporated by reference to the Company’s Form S-8 (No. 333-205613) filed on July 10, 2015.
(26)	Incorporated by reference to the Company’s Form 10-K (No. 001-36480) filed on March 30, 2016.
(27)	Incorporated by reference to the Company’s Form 8-K/A (No. 001-36480) filed on April 28, 2016.